                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Dayton Hudson Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

  [LOGO]
          DAYTON HUDSON CORPORATION
          777 Nicollet Mall
          Minneapolis, MN 55402-2055
          (612) 370-6948

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 1999

                                 VOTING METHODS

    The accompanying Proxy Statement describes important issues affecting Dayton Hudson Corporation. If you are a shareholder of record, you have the right to vote your shares through the Internet, by telephone or by mail. You may also revoke your proxy any time before the Annual Meeting. Please help us save time and postage costs by voting through the Internet or by telephone. Each method is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately. To vote:

    1.  VIA INTERNET

       a. Go to the web site at "HTTP://WWW.EPROXYVOTE.COM/DH", 24 hours a day, 7 days a week.

       b. Enter the series of numbers that appear in the proxy card box, just below the perforation.

       c.  Follow the simple instructions.

    2.  BY TELEPHONE

       a. On a touch-tone telephone, call toll-free 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week.

       b. Enter the series of numbers that appear in the proxy card box, just below the perforation.

       c.  Follow the simple recorded instructions.

    3.  BY MAIL
       (DO NOT MAIL THE PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE.)

       a.  Mark your selections on the proxy card.

       b.  Date and sign your name exactly as it appears on your proxy card.

       c.  Mail the proxy card in the enclosed postage-paid envelope.

    If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

          DAYTON HUDSON CORPORATION
  [LOGO]  777 Nicollet Mall
          Minneapolis, Minnesota 55402
          (612) 370-6948

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME......................................  9:30 a.m., Central Daylight Time, on Wednesday, May 19, 1999

PLACE.....................................  The Children's Theatre
                                            2400 Third Avenue South
                                            Minneapolis, Minnesota

ITEMS OF BUSINESS.........................  (1) To elect four directors for three-year terms.
                                            (2) To approve the appointment of Ernst & Young LLP as independent auditors.
                                            (3) To approve the Long-Term Incentive Plan of 1999.
                                            (4) To act upon any other business that may properly come before the meeting.

RECORD DATE...............................  You may vote if you are a shareholder of record at the close of business on March 26, 1999.

ANNUAL REPORT.............................  Our 1998 Annual Report, which is not part of the proxy soliciting material, is enclosed.

PROXY VOTING..............................  It is important that your shares be represented and voted at the
                                            Meeting. Please vote in one of these three ways:

                                            (1) VISIT THE WEB SITE shown on your proxy card to vote via the
                                                Internet,
                                            (2) USE THE TOLL-FREE TELEPHONE NUMBER shown on the proxy card, OR
                                            (3) MARK, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope.

                                            Any proxy may be revoked at any time prior to its exercise at the
                                            Annual Meeting.

                                           [JAMES T. HALE SIGNATURE]
                                          James T. Hale
                                          SECRETARY

Approximate Date of Mailing of Proxy
Material: April 12, 1999

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
GENERAL INFORMATION ABOUT THE MEETING AND VOTING...........................................................           1

  What is the purpose of the Annual Meeting?...............................................................           1
  Who may vote?............................................................................................           1
  Who may attend the Annual Meeting?.......................................................................           1
  What constitutes a quorum?...............................................................................           1
  May I vote by proxy card, telephone or through the Internet?.............................................           2
  May I vote confidentially?...............................................................................           2
  May I change my vote?....................................................................................           2
  How does the Board recommend I vote?.....................................................................           2
  How many votes are required to approve each item?........................................................           2
  What if other matters are presented for determination at the Annual Meeting?.............................           3
  Who pays the expenses incurred in connection with the solicitation of proxies?...........................           3
  How do I get additional copies of the Annual Report?.....................................................           3

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN................................................           4

ITEM ONE--ELECTION OF DIRECTORS............................................................................           5

  Director Nominees........................................................................................           5
  General Information About the Board of Directors.........................................................           5
  Director Compensation....................................................................................           8
  Certain Transactions.....................................................................................           9
  Board Meetings During Fiscal 1998........................................................................           9
  Board Committees.........................................................................................           9
  Stock Ownership of Directors and Officers................................................................          11
  Largest Owners of the Corporation's Stock................................................................          12
  Executive Compensation...................................................................................          13
    Summary Compensation Table.............................................................................          13
    Option Grants in Last Fiscal Year......................................................................          16
    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values......................          16
    Income Continuance Policy..............................................................................          17
    Amounts Paid Upon Termination..........................................................................          17
    Pension................................................................................................          18
  Report of Compensation Committee on Executive Compensation...............................................          19
    General................................................................................................          19
    Individual Performance Evaluations.....................................................................          19
    Base Salary............................................................................................          20
    Short-Term Incentive Compensation......................................................................          20
    Long-Term Incentive Compensation.......................................................................          21
    Corporate Governance and Certain Tax Consequences of Plans.............................................          22

ITEM TWO--APPOINTMENT OF INDEPENDENT AUDITORS..............................................................          24

ITEM THREE--APPROVAL OF THE LONG-TERM INCENTIVE PLAN OF 1999...............................................          24

ADDITIONAL INFORMATION.....................................................................................          30
  Section 16(a) Beneficial Ownership Reporting Compliance..................................................          30
  Vendor Standards and Compliance..........................................................................          30
  Commitment to Diversity..................................................................................          30
  Shareholder Proposals....................................................................................          30

                           DAYTON HUDSON CORPORATION
                               777 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55402

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 19, 1999

                            ------------------------

    The Board of Directors of Dayton Hudson Corporation (the "Corporation," "we" or "us") solicits the enclosed proxy for the Annual Meeting of Shareholders to be held at The Children's Theatre, 2400 Third Avenue South, Minneapolis, Minnesota, on Wednesday, May 19, 1999, at 9:30 a.m., Central Daylight Time, and for any adjournment thereof.

                GENERAL INFORMATION ABOUT THE MEETING AND VOTING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

    At our Annual Meeting, shareholders will act upon the matters described in the accompanying notice of meeting, including the election of four directors, appointment of the Corporation's independent auditors and approval of the Long-Term Incentive Plan of 1999. In addition, our management will report on the performance of the Corporation during fiscal 1998 and respond to questions from shareholders.

WHO MAY VOTE?

    We have two classes of voting stock, Common Stock and Series B ESOP Convertible Preferred Stock (the "401(k) Preferred Shares"). The 401(k) Preferred Shares were issued by the Corporation to match employee contributions to our 401(k) plan (the "DHC 401(k) Plan"). Only shareholders of record of Common Stock and 401(k) Preferred Shares at the close of business on the record date, March 26, 1999, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock and the 401(k) Preferred Shares that they held on the record date, at the meeting, or any postponement or adjournment of the meeting. As of the record date for the Annual Meeting, each share of Common Stock had one vote and each 401(k) Preferred Share was convertible into 60 shares of Common Stock and had 60 votes on each matter to be voted upon. Common Stock and the 401(k) Preferred Shares vote as a single class, except as required by law.

WHO MAY ATTEND THE ANNUAL MEETING?

    All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting is on a first-come, first-served basis and seating begins at approximately 9:00 a.m. The admission ticket attached to the enclosed proxy card is required for admission to the meeting. Cameras and recording devices are not permitted at the meeting.

    Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will need to bring a copy of a statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

    The presence at the meeting, in person or by proxy, of the holders of a majority of Common Stock and 401(k) Preferred Shares outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 442,606,040 shares of Common Stock and 334,383 401(k) Preferred Shares of the Corporation were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether there is a quorum.

MAY I VOTE BY PROXY CARD, TELEPHONE OR THROUGH THE INTERNET?

    You may vote by completing and properly signing the enclosed proxy card and returning it to the Corporation in the envelope provided. If you attend the meeting, you may deliver your completed proxy card in person. In addition, registered shareholders (those whose shares are owned in their name and not in "street name") may vote by either telephone or through the Internet by following the instructions on the inside of the front cover of these materials and on the reverse side of the enclosed admission ticket.

MAY I VOTE CONFIDENTIALLY?

    Yes. Our policy is to treat all shareholder meeting proxies, ballots and voting tabulations of a shareholder confidentially, if the shareholder has requested confidentiality on the proxy card or ballot.

    If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (i) to meet applicable legal requirements, (ii) to allow the independent election inspectors to count and certify the results of the vote or
(iii) where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission (the "SEC"). The independent election inspectors may at any time inform us whether or not a shareholder has voted.

MAY I CHANGE MY VOTE?

    Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Corporation either a notice of revocation or a duly executed proxy bearing a later date. Alternatively, if you have voted by telephone or through the Internet, you may change your vote by calling the toll free number again and following the instructions or signing on to the website and following the prompts. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

HOW DOES THE BOARD RECOMMEND I VOTE?

    Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board of Directors recommends a vote:

       FOR election of the director nominees (see pages 5-23),

       FOR approval of the appointment of Ernst & Young LLP as the Corporation's independent auditors (see page 24) and

       FOR approval of the Long-Term Incentive Plan of 1999 (see pages 24-29).

    With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

HOW MANY VOTES ARE REQUIRED TO APPROVE EACH ITEM?

        ELECTION OF DIRECTORS. The affirmative vote of a majority of the outstanding shares of Common Stock and the 401(k) Preferred Shares of the Corporation entitled to vote on the election of directors and present in person or by proxy at the Annual Meeting is required for the election to the Board of Directors of each of the four director nominees. For this purpose, a properly executed proxy marked "WITHHOLD" with respect to the election of director nominees will be counted for purposes of determining whether there is a quorum, but will not be considered present in person or by proxy and entitled to vote on the election of directors.

        OTHER ITEMS. For appointment of our independent auditors, approval of the Long-Term Incentive Plan of 1999 and any other items that properly come before the meeting, the affirmative vote of a majority of the outstanding shares of Common Stock and the 401(k) Preferred Shares of the Corporation entitled to vote on the item and present in person or by proxy at the Annual Meeting will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will be counted for purposes of determining whether there is a quorum and will be considered present in person or by proxy and entitled to vote. Accordingly, an abstention will have the effect of a negative vote.

WHAT IF OTHER MATTERS ARE PRESENTED FOR DETERMINATION AT THE ANNUAL MEETING?

    As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

WHO PAYS THE EXPENSES INCURRED IN CONNECTION WITH THE SOLICITATION OF PROXIES?

    Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Thomson Investor Relations to act as a proxy solicitor for a fee estimated not to exceed $20,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees may solicit proxies personally, by telephone, fax or special letter. We may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of the Corporation.

HOW DO I GET ADDITIONAL COPIES OF THE ANNUAL REPORT?

    The Annual Report of the Corporation for the fiscal year ended January 30, 1999, including financial statements, is enclosed. For additional copies, please contact our Investor Relations representative at (612) 370-6736 or mail your request to our Vice President, Investor Relations.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            DAYTON HUDSON    S&P 500
             CORPORATION      INDEX    PEER GROUP INDEX
1994               $100.00    $100.00            $100.00
1995                106.61     100.53              85.94
1996                118.18     139.40              96.72
1997                183.10     176.12             115.41
1998                354.51     223.51             174.19
1999                633.83     296.13             299.45

                         FISCAL YEARS ENDING JANUARY 31


                                              1994        1995       1996       1997       1998       1999
Dayton Hudson Corporation                         100      106.61     118.18     183.10     354.51     633.83
S&P 500 Index                                     100      100.53     139.40     176.12     223.51     296.13
Peer Group Index                                  100       85.94      96.72     115.41     174.19     299.45

    The graph above compares the cumulative total shareholder return on our Common Stock for the last five fiscal years with cumulative total return on the S&P 500 Index and an index composed of the Corporation's peer group companies (the "Peer Group Index") over the same period. The Peer Group Index consists of the following companies: the Corporation, Dillard's, Inc., Federated Department Stores, Inc., The Gap, Inc., Kmart Corporation, Kohl's Corporation, The Limited, Inc., The May Department Stores Company, Nordstrom, Inc., J.C. Penney Company, Inc., Sears, Roebuck and Co., The TJX Companies, Inc. and Wal-Mart Stores, Inc. The graph assumes the investment of $100 in the Corporation's Common Stock, the S&P 500 Index and the Peer Group Index on January 31, 1994, and reinvestment of all dividends.

                        ITEM ONE--ELECTION OF DIRECTORS

DIRECTOR NOMINEES

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of four nominees to serve as Class II directors for three-year terms expiring in 2002 and until their successors are elected. The four nominees are Livio D. DeSimone, Roger A. Enrico, William W. George and James A. Johnson. All of the nominees are currently directors.

    The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected. If for any reason any nominee becomes unavailable for election, the Board of Directors may designate substitute nominees, in which event the shares represented by proxies returned to us will be voted for such substitute nominees, unless an instruction to the contrary is indicated on the proxy.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

    The Corporation's Restated Articles of Incorporation, as amended, provide that our business and affairs shall be managed by, or under the direction of, a Board of Directors consisting of not less than five nor more than 21 persons. Directors are divided into three classes. Directors of one class are elected each year for a term of three years. The Board of Directors currently consists of 11 members, four of whom are Class I directors whose terms expire at the 2001 Annual Meeting, four of whom are Class II directors whose terms expire at this Annual Meeting and three of whom are Class III directors whose terms expire at our 2000 Annual Meeting.

    Following is information regarding the nominees and directors, including information furnished by them as to their principal occupations. All of the present directors were elected to the Board of Directors by our shareholders. See page 11 for a table showing the number of shares of Common Stock of the Corporation beneficially owned by each director as of April 1, 1999.

                                                                                                      DIRECTOR
       DIRECTOR                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                AGE    SINCE
----------------------  ----------------------------------------------------------------------  ---   --------
                        Livio D. DeSimone is Chairman of the Board and Chief Executive Officer   62       1987
        [PHOTO]         of 3M, a diversified manufacturer. Mr. DeSimone joined 3M in 1957 and held various international and domestic positions. He was elected Area
  LIVIO D. DESIMONE     Vice President, Latin America in 1975, Vice President in 1979 and
       Class II         Executive Vice President in 1981. He was elected Chairman and
   Nominee for term     Chief Executive Officer in 1991. Mr. DeSimone is a director of
   expiring in 2002     Cargill, Incorporated, General Mills, Inc., 3M and Vulcan
                        Materials Company. He is also Vice Chairman of the
                        Executive Committee of the Board of Directors of the Corporation.

                        Roger A. Enrico is Chairman of the Board and Chief Executive Officer     54       1990
        [PHOTO]         of PepsiCo, Inc., a domestic and international beverage and food business. He joined PepsiCo in 1971. He was President and Chief
   ROGER A. ENRICO      Executive Officer of Pepsi-Cola USA from 1983 to 1986 when he became
       Class II         President and Chief Executive Officer of PepsiCo Worldwide Beverages.
   Nominee for term     He was Chairman and Chief Executive Officer of Frito-Lay from 1990 to
   expiring in 2002     1992. In 1992, he was elected Chairman and Chief Executive Officer of
                        PepsiCo Worldwide Foods. In 1993, he was elected Vice Chairman of
                        PepsiCo, Inc. and in 1994, Chairman and Chief Executive Officer of
                        PepsiCo Worldwide Restaurants. In 1996, he was elected Chairman of the
                        Board and Chief Executive Officer of PepsiCo, Inc. He is a director of
                        A.H. Belo Corp., PepsiCo, Inc. and The Prudential Insurance Company of
                        America.

                                                                                                      DIRECTOR
       DIRECTOR                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                AGE    SINCE
----------------------  ----------------------------------------------------------------------  ---   --------
                        William W. George is Chairman of the Board and Chief Executive Officer   56       1993
        [PHOTO]         of Medtronic, Inc., a therapeutic medical device company. He served in the United States Department of Defense from 1966 to 1968 and worked
  WILLIAM W. GEORGE     in the United States Department of the Navy from 1968 to 1969. From
       Class II         1969 to 1978, he worked for Litton Industries, Inc., serving as
   Nominee for term     President of Litton Microwave Cooking Products from 1973 to 1978. He
   expiring in 2002     was elected to various officer positions at Honeywell Inc. from 1978 to 1989, including President, Europe from 1980 to 1983, President,
                        Industrial Automation & Controls from 1987 to 1988 and President,
                        Space & Aviation Controls from 1988 to 1989. He was elected President and Chief Operating Officer of Medtronic in 1989, President and Chief
                        Executive Officer in 1991 and was elected Chairman of the Board and
                        Chief Executive Officer in 1996. He is a director of Imation Corp. and
                        Medtronic, Inc.

                        Michele J. Hooper was President and Chief Executive Officer of           47       1990
        [PHOTO]         Stadtlander Drug Company, Inc., a pharmaceutical drug company, from
                        July 1998 until January 1999 when the company was acquired. Prior to
  MICHELE J. HOOPER     joining Stadtlander Drug Company, Inc., she was Corporate Vice
       Class I          President and President, International Businesses, Caremark
 Term expires in 2001   International, Inc., a health care company. She joined Baxter
                        Healthcare Corporation in 1976 and served in various management positions before being named Vice President, Corporate Planning for
                        Baxter International in 1984. In 1988, she was elected President of
                        Baxter Healthcare Corporation, Canada. From 1991 to 1992 she was
                        President, Alternate Site International, a unit of Baxter Corporation.
                        In 1992, she became President, International Business Group, Caremark
                        International, Inc. and in 1993, she became Corporate Vice President,
                        International Businesses, Caremark International, Inc. She is a
                        director of PPG Industries, Inc. and the Seagrams Company Ltd.

                        James A. Johnson is Chairman of the Executive Committee of the Board     55       1996
        [PHOTO]         of Fannie Mae, a Congressionally chartered financial services company.
                        From 1977 to 1981 he was Executive Assistant to Vice President Walter
   JAMES A. JOHNSON     F. Mondale. From 1981 to 1985 he was President of Public Strategies, a
       Class II         strategic consulting firm and from 1985 to 1989, he was a managing
   Nominee for term     director of Lehman Bros. In 1990, he was elected Vice Chairman of
   expiring in 2002     Fannie Mae. In 1991, he was elected Chairman and Chief Executive
                        Officer of Fannie Mae and held that position through 1998 when he was elected to his current position. He is a director of Cummins Engine
                        Company, Inc., Fannie Mae, Kaufman & Broad Home Corporation and
                        UnitedHealth Group.

                                                                                                      DIRECTOR
       DIRECTOR                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                AGE    SINCE
----------------------  ----------------------------------------------------------------------  ---   --------
                        Richard M. Kovacevich is President and Chief Executive Officer of        55       1996
        [PHOTO]         Wells Fargo & Co., a banking and financial services company. He was elected President and Chief Operating Officer of Norwest Corporation,
RICHARD M. KOVACEVICH   a banking and financial services company, in 1989, and President and
      Class III         Chief Executive Officer of Norwest in 1993. He was elected Chairman of
 Term expires in 2000   the Board and Chief Executive Officer of Norwest in 1995 and held that position until Norwest merged with Wells Fargo in 1998 when he was elected to his current position. He is a director of Cargill,
                        Incorporated, ReliaStar Financial Corp. and Wells Fargo & Co.

                        Susan A. McLaughlin is President of Consumer Services, BellSouth         46       1997
        [PHOTO]         Telecommunications, Inc., a communications services company. From 1996 to February 1998, she was Vice President and Chief Operating Officer,
 SUSAN A. MCLAUGHLIN    Kodak Professional Division, Eastman Kodak Company, an imaging
       Class I          company. She joined Eastman Kodak in 1987 and held several other
 Term expires in 2001   management positions across the company's divisions including General
                        Manager, U.S., Operations and Vice President Imaging, and President
                        and General Manager, Kodak Imaging Services, Inc. She is a director of
                        Delphi Automotive Systems Corporation.

                        Anne M. Mulcahy is Executive Vice President; President, General          46       1997
        [PHOTO]         Markets Operations, Xerox Corporation, a document management company.
                        She joined Xerox in 1976 and held several sales and management
   ANNE M. MULCAHY      positions in marketing until 1991, when she was named Vice President,
       Class I          Worldwide Marketing Operations Planning and Director, Corporate Human
 Term expires in 2001   Services. From 1992 until 1995, she served as Vice President for Human
                        Resources. From 1995 to 1997, she served as Staff Officer for Customer
                        Operations. From 1997, until being elected to her current position in
                        1998, she was Vice President and Chief Staff Officer of Xerox
                        Corporation. She serves on the Board of Trustees of Marymount College.

                        Stephen W. Sanger is Chairman of the Board and Chief Executive Officer   52       1996
        [PHOTO]         of General Mills, Inc., a consumer food products company. He joined
                        General Mills in 1974 and held a series of positions in marketing and
  STEPHEN W. SANGER     management across the company's consumer food businesses. He served as
       Class I          President of the Big G Division, President of Yoplait USA and General
 Term expires in 2001   Manager of the New Business Development Division. In 1991, he was
                        elected Executive Vice President. In 1992, he was elected Vice
                        Chairman. In 1993, he was elected President. In 1995, he was elected
                        Chairman of the Board and Chief Executive Officer. He is a director of
                        Donaldson Company, Inc. and General Mills, Inc.

                                                                                                      DIRECTOR
       DIRECTOR                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                AGE    SINCE
----------------------  ----------------------------------------------------------------------  ---   --------
                        Solomon D. Trujillo is President and Chief Executive Officer of U S      47       1994
        [PHOTO]         WEST, Inc., a telecommunications company, which became a separate entity in June 1998. From 1995 until June 1998, Mr. Trujillo was
 SOLOMON D. TRUJILLO    President and Chief Executive Officer of U S WEST Communications
      Class III         Group, Inc., a business of U S WEST that provided telecommunication
 Term Expires in 2000   services to customers in 14 Western and Midwestern states. He joined
                        Mountain Bell in 1974 and held various management positions before being named Vice President and Chief Executive Officer of Mountain
                        Bell New Mexico in 1984. He served as Vice President and General
                        Manager of the Small Business Services Market Unit of U S WEST from
                        1987 until he was elected President and Chief Executive Officer of U S
                        WEST Marketing Resources Group in 1992. He is a director of Bank of
                        America, FSB and U S WEST, Inc.

                        Robert J. Ulrich is Chairman of the Board, Chief Executive Officer and   55       1993
        [PHOTO]         Chairman of the Executive Committee of the Corporation and Chairman
                        and Chief Executive Officer of Target, a division of the Corporation.
   ROBERT J. ULRICH     Mr. Ulrich began his retailing career as a merchandising trainee at
      Class III         Dayton's in 1967 and advanced through various management positions. In
 Term Expires in 2000   1981, Mr. Ulrich was named Executive Vice President of Dayton's and later that year was named President and Chief Executive Officer of
                        Diamond's, a former operating company of the Corporation. In 1984, Mr.
                        Ulrich was named President of the Department Store Division. Later that year he was named President of Target. He became Chairman and
                        Chief Executive Officer of Target in 1987. He was elected Chairman and
                        Chief Executive Officer of the Corporation in 1994. He is a director of Tricon Global Restaurants, Inc.

DIRECTOR COMPENSATION

    Directors who are not employees of the Corporation are paid an annual fee of $25,000, plus $1,000 for each directors' or committee meeting they attend. Directors may defer receipt of their fees. If they do, their fees are credited at rates based upon the return earned by various investment alternatives chosen by the director. Directors may also direct us to forward their fees to the Corporation's transfer agent to purchase Common Stock of the Corporation for their account at then current prices. We pay the brokerage fees for such purchases. Non-employee directors also receive $15,000 of restricted stock of the Corporation per year. Those shares are restricted until the director leaves the Board. The Vice Chairman of the Executive Committee receives an additional $10,000 of our restricted stock each year. Non-employee directors receive an annual grant of options to purchase the number of shares of our Common Stock determined by dividing $150,000 by the fair market value of the Common Stock on the day of grant. Non-employee directors also receive merchandise discounts of varying amounts at the stores of each of our operating companies. Those discounts are the same as the discounts our employees receive. Employee directors are not compensated separately for services as a director or committee member but receive their regular compensation as employees.

CERTAIN TRANSACTIONS

    The Corporation and our operating companies have transactions in the ordinary course of business with unaffiliated corporations of which certain of the non-employee directors are officers. We do not consider the amounts involved in such transactions material in relation to our business and believe that any such amounts are not material in relation to the business of such other unaffiliated corporations or the interests of the non-employee directors involved.

BOARD MEETINGS DURING FISCAL 1998

    The Board of Directors met six times during fiscal 1998. The Securities and Exchange Commission ("SEC") rules require disclosure of those directors who attended fewer than 75% of the aggregate total of meetings of the Board and Board Committees on which the director served during the last fiscal year. No director attended fewer than 75% of the aggregate total of such meetings.

BOARD COMMITTEES

EXECUTIVE COMMITTEE

    The Executive Committee of the Board of Directors consists of the Chairman of the Board of the Corporation and all the independent directors. The members of the Executive Committee are Directors Ulrich (Chair), DeSimone (Vice Chair), Enrico, George, Hooper, Johnson, Kovacevich, McLaughlin, Mulcahy, Sanger and Trujillo. During the last fiscal year, the Executive Committee held two meetings. The Executive Committee reviews the Compensation Committee's recommendations on performance and compensation of all senior corporate officers and certain other senior executives within the Corporation. As part of their responsibilities, the independent director members of the Executive Committee conduct the annual evaluation of our Chief Executive Officer. The Executive Committee also reviews the Corporation's managerial capabilities and requirements.

NOMINATING COMMITTEE

    The Board of Directors has a Nominating Committee, consisting solely of independent directors. The members of the Nominating Committee are Directors Sanger (Chair), DeSimone, Hooper and Kovacevich. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee considers the qualifications of and recommends each candidate and incumbent for election as a director of the Corporation and nominates candidates to fill Board vacancies. The Board of Directors created the Nominating Committee so that the selection of directors would be made solely by independent directors.

    The Nominating Committee will consider nomination by a shareholder of a candidate for election as a director of the Corporation. Any shareholder who wishes the Nominating Committee to consider a candidate should submit a written request and related information to the Secretary of the Corporation on behalf of the Nominating Committee no later than December 31 of the calendar year preceding the next Annual Meeting of Shareholders (currently held in May). Under the Corporation's Restated Articles of Incorporation, as amended, if a shareholder plans to nominate a person as a director at a meeting, the shareholder is required to place a proposed director's name in nomination by written request received by the Secretary of the Corporation at least 60 days prior to an annual or special meeting, together with the written consent of such person to serve as a director.

COMPENSATION COMMITTEE

    The Board of Directors has a Compensation Committee, consisting solely of independent directors. The members of the Compensation Committee are Directors Enrico (Chair), Sanger (Vice Chair), Johnson and Trujillo. The Compensation Committee held three meetings during the last fiscal year. The

Compensation Committee reviews management proposals regarding compensation programs, plans and guidelines, focusing on a "pay-for-performance" compensation philosophy. The Compensation Committee reviews the performance of all senior corporate officers and certain other senior executives within the Corporation and recommends their compensation based on their performance. The Compensation Committee also determines certain awards and payouts under our long-term incentive plan and makes certain determinations regarding short-term incentive compensation.

AUDIT COMMITTEE

    The Board of Directors has an Audit Committee, consisting solely of independent directors. The members of the Audit Committee are Directors Hooper (Chair), Kovacevich (Vice Chair), Enrico, George and McLaughlin. The Audit Committee held two meetings during the last fiscal year. In designating the members of the Audit Committee, the Board specifically evaluates their independence of judgment according to guidelines published by the New York Stock Exchange. The Audit Committee, among other duties, reviews the overall audit scope, plans for internal and independent audits, our internal controls, emerging accounting issues, officer and director expenses, audit fees and retirement plans. The Audit Committee met individually with the internal auditors and independent auditors, without management present, to discuss the results of their audits. The Audit Committee encourages the internal and independent auditors to communicate closely with the Audit Committee.

FINANCE COMMITTEE

    The Board of Directors has a Finance Committee, consisting solely of independent directors. The members of the Finance Committee are Directors DeSimone (Chair), Johnson (Vice Chair), Mulcahy, Sanger and Trujillo. The Finance Committee met two times during the last fiscal year. The duties of the Finance Committee include reviewing our financial policies, financing requirements and our pension and 401(k) Plan investment programs.

CORPORATE RESPONSIBILITY COMMITTEE

    The Board of Directors has a Corporate Responsibility Committee, consisting solely of independent directors. The members of the Corporate Responsibility Committee are Directors George (Chair), Trujillo (Vice Chair), Johnson, McLaughlin and Mulcahy. The Corporate Responsibility Committee held two meetings during the last fiscal year. The duties of the Corporate Responsibility Committee include review and evaluation of our public affairs and community development programs. The Corporate Responsibility Committee also reviews and evaluates our community giving programs and those of the Dayton Hudson Foundation.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

    Set forth below is information regarding equity securities of the Corporation owned beneficially on April 1, 1999 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 13, and all directors and executive officers of the Corporation as a group. None of the named individuals nor the group owned one percent or more of the total outstanding shares.

NAME OF INDIVIDUAL                                                               AGGREGATE NUMBER      ACQUIRABLE
OR NUMBER OF                                                        TITLE OF         OF SHARES         WITHIN 60
PERSONS IN GROUP                                                     CLASS     BENEFICIALLY OWNED(1)    DAYS(2)
------------------------------------------------------------------  --------   ---------------------   ----------
Livio D. DeSimone.................................................    Common            12,815(3)          14,828
Roger A. Enrico...................................................    Common            29,627             14,828
William W. George.................................................    Common            13,579             14,828
Michele J. Hooper.................................................    Common             7,785             14,828
James A. Johnson..................................................    Common             9,569             10,520
Richard M. Kovacevich.............................................    Common            25,141              6,992
Susan A. McLaughlin...............................................    Common             1,761              2,346
Anne M. Mulcahy...................................................    Common             2,161              2,346
Stephen W. Sanger.................................................    Common             3,251             10,520
Solomon D. Trujillo...............................................    Common             4,355             14,828
Robert J. Ulrich(4)...............................................    Common           496,237(5)(6)      681,078
Gregg W. Steinhafel(4)............................................    Common            85,561(5)(6)      300,579
Kenneth B. Woodrow(4).............................................    Common           112,280(5)(6)      378,105
Linda L. Ahlers(4)................................................    Common            64,548(5)(6)      204,899
John E. Pellegrene(4).............................................    Common            80,612(5)(6)      142,882
All directors and executive officers of the Corporation as a group
  (23 persons)....................................................    Common         1,327,612          2,814,659

------------------------

(1) The persons listed have sole voting and investment power with respect to the shares listed except that Directors DeSimone, Johnson and Mulcahy have (i) sole voting and sole investment power over 0 shares, 0 shares and 1,761 shares, respectively, and (ii) shared voting and investment power over 9,215 shares, 9,569 shares and 400 shares, respectively. Directors are deemed to have sole voting and investment power as to restricted stock they own.

(2) Includes shares that the named individuals may acquire on or before June 12, 1999 pursuant to options held by them under the Corporation's Long-Term Incentive Plan of 1981 ("LTIP") or 1995 Director Stock Option Plan.

(3) Includes 3,600 shares of Common Stock owned as of April 1, 1999 by certain of Mr. DeSimone's family members as to which shares he disclaims beneficial ownership.

(4) Executive officer.

(5) Includes shares of Common Stock owned by such person in the DHC 401(k) Plan as of January 30, 1999.

(6) Does not include ownership of 401(k) Preferred Shares. As of January 30, 1999, Executives Ulrich, Steinhafel, Woodrow, Ahlers and Pellegrene each owned 73, 74, 75, 75 and 74 401(k) Preferred Shares, respectively, and all directors and executive officers of the Corporation owned 807 401(k) Preferred Shares. Each 401(k) Preferred Share is convertible into 60 shares of the Corporation's Common Stock.

LARGEST OWNERS OF THE CORPORATION'S STOCK

    The table below sets forth certain information, as to each person or entity known to the Corporation to be the beneficial owner of more than 5 percent of any class of the Corporation's voting securities:

                                                                NUMBER OF SHARES
NAME AND ADDRESS                                     TITLE OF     BENEFICIALLY       PERCENT
OF BENEFICIAL OWNER                                   CLASS           OWNED         OF CLASS
--------------------------------------------------  ----------  -----------------  -----------
FMR Corp..........................................      Common     44,589,281(1)       10.11%
82 Devonshire Street
Boston, Massachusetts 02109

State Street Bank and Trust Company...............      Common     41,504,978(2)        8.99%
225 Franklin Street
Boston, Massachusetts 02110

------------------------

(1) FMR Corp. ("FMR") reported its beneficial ownership as of February 10, 1999 on a Schedule 13G filed with the SEC. The filing indicates that FMR has sole voting power for 1,903,104 shares, shared voting power for 0 shares, sole dispositive power for 44,589,281 shares and shared dispositive power for 0 shares.

(2) State Street Bank and Trust Company ("State Street") reported its beneficial ownership as of February 11, 1999 on a Schedule 13G filed with the SEC. The filing indicates that State Street has sole voting power for 7,557,510 shares, shared voting power for 33,410,997 shares, sole dispositive power for 7,791,599 shares and shared dispositive power for 33,713,379 shares. These shares include the Common Stock equivalent of the 401(k) Preferred Shares that has been allocated to employee accounts in the DHC 401(k) Plan of which State Street is trustee.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM COMPENSATION
                                                                   ----------------------------------------------
                                                                                AWARDS                   PAYOUTS
                                          ANNUAL COMPENSATION      ---------------------------------     --------
                                       -------------------------    RESTRICTED        SECURITIES           LTIP      ALL OTHER
                                                        BONUS         STOCK           UNDERLYING         PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)(1)   ($)(1)(2)    AWARDS($)(3)     OPTIONS(#)(4)         ($)(5)     ($)(6)(7)
------------------------------  -----  -------------  ----------   ------------   ------------------     --------  --------------
Robert J. Ulrich..............   1998      1,027,874   2,314,650            0                    0       2,610,052    463,901(9)
  Chairman and Chief             1997      1,027,874   3,257,150            0            1,000,000(8)    1,503,635    440,697
  Executive Officer of the       1996      1,027,874   3,169,685            0              321,072        453,234     355,023
  Corporation and Target

Gregg W. Steinhafel...........   1998        648,454     743,584            0              132,859        474,300     178,114(10)
  Executive Vice                 1997        594,073     825,168            0              101,176        244,398     180,814
  President, Merchandising of    1996        528,712   1,431,026            0              287,126         90,688     120,766
  Target

Kenneth B. Woodrow............   1998        651,085     731,896            0               66,430        664,020     216,033(11)
  President of Target            1997        613,983     942,117            0              101,176        375,909     220,839
                                 1996        579,600   1,723,072            0              287,126        113,369     155,459

Linda L. Ahlers...............   1998        589,167     630,032            0               94,900        474,300     137,972(12)
  President of the               1997        538,333     517,315            0              101,176        225,647     103,610
  Department                     1996        471,667     143,019            0              187,292         90,688     111,462
  Store Division (DSD)

John E. Pellegrene............   1998        513,115     467,791            0               37,960        379,440     126,415(13)
  Executive Vice                 1997        495,893     599,008            0               57,814        225,647     131,668
  President, Marketing of        1996        474,141   1,086,012            0              166,928         90,688      81,298
  Target

------------------------

 (1) Significant amounts of salary and bonus for the five named executive officers were not actually received. Receipt of such amounts was deferred through the Dayton Hudson Corporation SMG Executive Deferred Compensation Plan (the "New Plan"). Under the New Plan, participants may elect to defer up to 80% of annual base salary and bonus. The crediting rate alternatives under the New Plan mirror the investment accounts available for the DHC 401(k) Plan. Payout from the New Plan cannot be made until retirement, death or termination. Amounts deferred are subject to the same bankruptcy rules as are the Corporation's general debt obligations. Deferred amounts earn a return, a portion of which is categorized as reportable by the SEC proxy rules. Prior to December 31, 1996, deferrals were made in the Corporation's Deferred Compensation Plan (the "Old Plan"). Under the Old Plan, new deferrals were terminated except for deferrals in amounts equal to amounts automatically paid out eight years after their initial deferral. Earnings on the Old Plan are determined in accordance with a formula set forth in that plan. The Old Plan is otherwise substantially similar to the New Plan. Further information regarding reportable earnings under both plans is provided in the footnotes below.

 (2) The Corporation's executive officers and certain other members of management of the Corporation and its operating companies are eligible for incentive bonuses under the Corporation's Personal Score Plan and the PTOC and EVA components of its Executive Incentive Plan (the "EIP"). Information regarding the bonus plans is found in the Report of the Compensation Committee on Executive Compensation.

 (3) The Restricted Stock Awards column reflects rights to receive restricted stock of the Corporation under the LTIP. The restricted shares are not issued unless the executive remains employed by the Corporation for four years from the date of award and provides at least one year's notice prior to retiring from the Corporation. Upon expiration of the four-year period, the shares are issued and put into escrow and generally restricted until retirement. The holders of rights to receive restricted stock do not hold voting or dividend rights until after the shares are issued. Further information regarding restricted stock is included in the Report of the Compensation Committee on Executive Compensation. The number and value of restricted stock rights holdings at the end of the 1998 fiscal year (based on the closing price of $63.75 per share at the end of the fiscal year) are as follows:

                                                               NUMBER        VALUE
                                                            ------------  ------------
Robert J. Ulrich..........................................       61,674   $  3,931,718
Gregg W. Steinhafel.......................................       13,680        872,100
Kenneth B. Woodrow........................................       19,044      1,214,055
Linda L. Ahlers...........................................        9,672        616,590
John E. Pellegrene........................................       15,384        980,730

 (4) These options to purchase shares of the Corporation's Common Stock were awarded under the LTIP. The Report of the Compensation Committee on Executive Compensation includes further information regarding stock options.

 (5) Amounts reflect earnouts of performance shares under the LTIP. Based on the Corporation's competitive performance over the last four years, 68.8% of the performance shares granted to Mr. Ulrich in 1994 and to be issued as restricted stock in 1998 were earned. Based on Target's competitive performance over the last four years, 100% of the performance shares granted to the four remaining named executives in 1994 and to be issued as restricted stock in 1998 were earned. Those four named executives were Target employees on the date the award was made. The Report of the Compensation Committee on Executive Compensation includes further information regarding performance shares.

 (6) The Corporation has an Excess Long-Term Disability Program for certain key executives, including those executive officers listed above. The program is integrated with the employee-paid broad-based group disability plan (non-taxable benefit of $82,000 maximum per individual per year). Taxable excess disability benefits are paid according to a schedule based on compensation with the objective of replacing total after-tax income of approximately 80% at a compensation level of $50,000 per year, decreasing to approximately 40% at a compensation level of $2,000,000 per year. In order to receive excess benefits, the executive must be participating under the broad-based group disability plan. In the event of a qualifying disability, the actual cost to the Corporation would be the after-tax cost of the disability payments. No claims for benefits have ever been filed under the Excess Long-Term Disability Program. No compensation is assumed for this program since the incremental cost to the Corporation of this benefit cannot be determined actuarily.

 (7) The amounts reported include the following:

         - Matching contributions to the DHC 401(k) Plan, which all participating employees receive.

         - Amounts credited to the New Plan for matching contributions that could not be made to the DHC 401(k) Plan because of limitations imposed by the Internal Revenue Code of 1986, as amended (the "Tax Code").

         - Amounts categorized by the SEC as reportable earnings on compensation deferred in current and previous years.

 (8) This grant was made on March 6, 1998 and was described in our Proxy Statement last year.

 (9) Includes

$   6,844  DHC 401(k) Plan matching contribution
$ 160,875  deferred compensation credit for matching contributions which could not be made to the DHC 401(k) Plan
$ 296,182  reportable earnings on deferred compensation

 (10) Includes

$   6,457  DHC 401(k) Plan matching contribution
$  65,983  deferred compensation credit for matching contributions which could not be made to the DHC 401(k) Plan
$ 105,674  reportable earnings on deferred compensation

 (11) Includes

$   6,625  DHC 401(k) Plan matching contribution
$  72,018  deferred compensation credit for matching contributions which could not be made to the DHC 401(k) Plan
$ 137,390  reportable earnings on deferred compensation

 (12) Includes

$   5,865  DHC 401(k) Plan matching contribution
$  49,153  deferred compensation credit for matching contributions which could not be made to the DHC 401(k) Plan
$  82,954  reportable earnings on deferred compensation

 (13) Includes

$   6,542  DHC 401(k) Plan matching contribution
$  48,238  deferred compensation credit for matching contributions which could not be made to the DHC 401(k) Plan
$  71,635  reportable earnings on deferred compensation

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE VALUE
                             ------------------------------------------------------------            AT ASSUMED ANNUAL
                                NUMBER OF       % OF TOTAL                                          RATES OF STOCK PRICE
                               SECURITIES         OPTIONS                                             APPRECIATION FOR
                               UNDERLYING       GRANTED TO     EXERCISE OR                             OPTION TERM(4)
                             OPTIONS GRANTED   EMPLOYEES IN     BASE PRICE    EXPIRATION   --------------------------------------
NAME                             (#)(1)         FISCAL YEAR       ($/SH)         DATE            5%($)               10%($)
-------------------------    ---------------   -------------   ------------  ------------  -----------------   ------------------
Robert J. Ulrich.........               0(2)              0%        --           --               --                  --

Gregg W. Steinhafel......         132,859(3)           4.08%   $    52.6875     01/13/09   $      4,402,268    $      11,156,211

Kenneth B. Woodrow.......          66,430(3)           2.04%   $    52.6875     01/13/09   $      2,201,150    $       5,578,147

Linda L. Ahlers..........          94,900(3)           2.91%   $    52.6875     01/13/09   $      3,144,501    $       7,968,782

John E. Pellegrene.......          37,960(3)           1.16%   $    52.6875     01/13/09   $      1,257,800    $       3,187,513

All Shareholders.........                                                                  $   14.6 billion(5) $    37.1 billion(5)

------------------------

(1) Under the LTIP each option was granted at the market value of the underlying Common Stock on the date of grant and has a ten-year term. The options are exercisable 25% on the first anniversary of the date of grant, with an additional 25% becoming exercisable on each of the next three anniversaries of the date of grant. The Report of the Compensation Committee on Executive Compensation includes additional information regarding the LTIP.

(2) A grant to Mr. Ulrich on March 6, 1998 was disclosed in our Proxy Statement last year.

(3) Granted January 13, 1999.

(4) SEC rules require the information set forth in the 5% and 10% columns. The actual gains, if any, on stock option exercises depend on the future stock price of the Corporation's Common Stock. Since there is no means of accurately predicting the future price of the Corporation's Common Stock, no accurate determination can be made as to the value of a stock option at the time of the grant.

(5) Increase in value of shares held by all shareholders based upon 441,479,162 shares outstanding on January 13, 1999, at a price of $52.6875 per share.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                  SHARES                 OPTIONS AT FISCAL YEAR END      AT FISCAL YEAR END
                                ACQUIRED ON    VALUE                (#)                          ($)
                                 EXERCISE     REALIZED   --------------------------  ---------------------------
NAME                                (#)         ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------  -----------  ----------  -----------  -------------  ------------  -------------

Robert J. Ulrich..............     163,302    5,514,679     499,797      2,241,817     24,702,536    86,453,580

Gregg W. Steinhafel...........      32,706    1,317,654     236,685        391,240     10,980,515    12,362,122

Kenneth B. Woodrow............           0            0     280,653        358,369     13,269,996    13,342,488

Linda L. Ahlers...............           0            0     175,639        318,647      7,827,273    10,193,941

John E. Pellegrene............      60,246    1,911,377     122,528        175,292      5,596,713     6,136,428

INCOME CONTINUANCE POLICY

    No officer of the Corporation is a party to an employment contract with the Corporation. As an alternative to the use of such contracts, the Corporation has adopted an Income Continuance Policy (the "ICP") and a Senior Management Group Income Continuance Policy for certain officers of the Corporation (the "SMG ICP").

    Mr. Ulrich, together with others, participates in the ICP. In 1988, the ICP was amended to exclude additional participants. Executives Steinhafel, Woodrow, Ahlers and Pellegrene were not participants under the ICP at the time it was amended. In the event a participant's employment is terminated by the Corporation, the ICP participant's compensation (salary and bonus) continues for a period of 18 to 24 months, depending on his or her length of service. If the participant's service with the Corporation is less than three years, the continuation is for 18 months; over eight years, the continuation is for 24 months; and between three and eight years, an amount determined by a schedule (more than 18 months but less than 24 months).

    Participants under the SMG ICP are members of the Corporation's Senior Management Group who are not participants under the ICP. The policy is similar to the ICP, except its time parameters are based on the participant's salary grade. Compensation may extend from 12 months to 24 months, based on a schedule which provides longer income continuation to those participants with higher grade levels. Executives Steinhafel, Woodrow, Ahlers and Pellegrene participate in the SMG ICP.

    All executive officers who are members of the Corporation's Senior Management Group are covered by one of these policies. Both policies include offset provisions for certain other compensation from the Corporation and may include non-disparagement, non-competition and other requirements. Both policies provide that the policies cannot be terminated or amended to reduce future benefits unless two years prior notice is given to the participants in the policies. Both policies also provide that any executive who terminates employment or is terminated within two years of a change in control (as defined in the LTIP) will be paid the present value of payments owing under the policies immediately after termination.

AMOUNTS PAID UPON TERMINATION

    When an executive's employment with the Corporation terminates, the executive receives payments under the Corporation's deferred compensation plan(s), the DHC 401(k) Plan and our pension plans. Executives may also be entitled to exercise previously granted stock options that are then outstanding and, in certain circumstances, receive previously granted performance shares and restricted stock under the LTIP that are then outstanding. Further information regarding stock options, performance shares and restricted stock is provided in the Report of the Compensation Committee on Executive Compensation.

PENSION

    All executive officers and other employees of the Corporation and our subsidiaries who have worked over 1,000 hours in a year and are at least 21 years of age are initially covered by the Corporation's pension plans. The following table shows the annual benefits under the Corporation's pension plans at age 65, on a life only basis, given the years of service and compensation levels set forth below:

                               PENSION PLAN TABLE

   AVERAGE      15 YEARS     20 YEARS      25 YEARS      30 YEARS      35 YEARS
COMPENSATION   OF SERVICE   OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE
-------------  ----------  ------------  ------------  ------------  ------------
 $   100,000   $   15,825  $     21,100  $     26,375  $     27,625  $     28,875
     200,000       35,325        47,100        58,875        61,375        63,875
     300,000       54,825        73,100        91,375        95,125        98,875
     400,000       74,325        99,100       123,875       128,875       133,875
     500,000       93,825       125,100       156,375       162,625       168,875
   1,000,000      191,325       255,100       318,875       331,375       343,875
   1,500,000      288,825       385,100       481,375       500,125       518,875
   2,000,000      386,325       515,100       643,875       668,875       693,875
   2,500,000      483,825       645,100       806,375       837,625       868,875
   3,000,000      581,325       775,100       968,875     1,006,375     1,043,875
   3,500,000      678,825       905,100     1,131,375     1,175,125     1,218,875
   4,000,000      776,325     1,035,100     1,293,875     1,343,875     1,393,875
   4,500,000      873,825     1,165,100     1,456,375     1,512,625     1,568,875
   5,000,000      971,325     1,295,100     1,618,875     1,681,375     1,743,875

    Currently under the Employee Retirement Income Security Act, as amended ("ERISA"), the maximum annual amount that can be paid under the Qualified Pension Plans to any individual is $130,000, unless grandfathered under prior limits. Amounts in excess of that maximum are paid under separate plans. In addition, the Corporation has supplemental plans that use the same formula as the Qualified Pension Plans use to pay benefits on compensation that is excluded from the Qualified Pension Plans formula by ERISA. The years of present credited service for benefit purposes of the Corporation's executive officers named in the Summary Compensation Table are as follows: Executives Ulrich, 31 years; Steinhafel, 19 years; Woodrow, 28 years; Ahlers, 21 years; and Pellegrene, 29 years. Average Compensation is the average cash remuneration, including deferred compensation, for the highest five calendar years of credited service in the last ten years. The compensation reflected in the "Salary" and "Bonus" columns of the Summary Compensation Table is cash compensation, including deferred compensation, for the fiscal year. If the employment of a participant is terminated prior to age 55, his or her pension will be less than the amount shown in the table, even if commencement of benefit payments is deferred until age 65. The actual amounts payable from the qualified pension trust are not subject to any deductions for Social Security benefits or other offset amounts. All executive officers who are members of the Senior Management Group participate in a program whereby such person's surviving spouse will receive the equivalent of a joint and 100% surviving spouse option with no reduction from the life only pension amount, payable to the officer's spouse for as long as he or she lives. Normally the life only amount would be reduced by approximately 20% for this option. The percentage reduction depends on age differentials. The Corporation also has a supplemental plan that treats certain of its Senior Management Group as being five years older, but not older than 65, for purposes of the actuarial reduction of pension benefits at early retirement. All excess and supplemental plans pay the lump sum present value of their respective benefits in the year following retirement. The pension table reflects amounts payable under all pension plans, whether qualified or non-qualified.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

General

    The Corporation has a pay-for-performance compensation philosophy for its management employees, including its executive officers. The total compensation plan for our executive officers includes base salary and the opportunity for an annual incentive bonus, long-term incentive compensation and other benefits.

    The Compensation Committee is responsible for developing and administering the total compensation plan for executive officers of the Corporation. In addition, the Compensation Committee reviews compensation levels of executive officers who are members of the Corporate Operating Committee and evaluates the performance of senior management. Individual written performance appraisals are given annually to each executive officer, including the Chief Executive Officer (the "CEO").

    Pursuant to the Corporation's pay-for-performance philosophy, the compensation policies established by the Compensation Committee provide that a significant portion of the annual compensation of each executive officer is contingent upon the financial performance of the Corporation or relevant operating company, as well as the individual performance of the executive officer.

Individual Performance Evaluations

    Mr. Ulrich is separately evaluated in his roles as Chairman of the Board and as Chief Executive Officer. The Compensation Committee, together with all other independent directors, established the performance criteria used to evaluate Mr. Ulrich's fiscal 1998 performance as Chairman and as CEO. A variety of factors are used to evaluate Mr. Ulrich's performance as CEO including operating company performance, control of the business, management succession planning, strategic planning, business development, organizational development and formulation and delivery of major corporate policies. In his role as Chairman of the Board, Mr. Ulrich was evaluated on his ability to chair effective meetings of the Board of Directors and the Executive Committee, keep the Board fully informed of the condition of the Corporation, develop sound corporate governance policies and work with the directors to effectively use their talents to the best strategic advantage of the Corporation.

    The Compensation Committee prepares an annual written evaluation of Mr. Ulrich's performance and determines his personal score. The written evaluation was reviewed with Mr. Ulrich and constituted 33 1/3% of the weighting for his fiscal 1998 incentive bonus compensation. The remaining 66 2/3% of Mr. Ulrich's incentive bonus compensation was based on the Corporation's financial performance as further described under Short-Term Incentive Compensation. In addition, Mr. Ulrich's performance was discussed with him in a meeting with all of the independent directors.

    All other executive officers of the Corporation received performance appraisals based on prescribed objectives such as strategy execution, key job responsibilities, financial performance and succession planning. The fiscal 1998 Personal Scores and Personal Score Plan bonuses of the executive officers were approved by the Compensation Committee.

    As part of the performance evaluation process, each executive is assigned a Personal Score which is applied to the Corporation's Personal Score Plan for purposes of determining a bonus amount. For purposes of the Personal Score Plan, the Compensation Committee adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and Personal Score. The bonus amount for each participant under the Personal Score Plan is calculated by multiplying the participant's bonus percentage from the Bonus Matrix by the midpoint of the salary range of the participant's job grade level (except for our CEO, whose base salary is used), and then multiplying that result by the participant's percentage of participation in the Personal Score Plan.

Base Salary

    The Compensation Committee approved Mr. Ulrich's current base salary in 1994. When the Compensation Committee considered Mr. Ulrich's base salary, it reviewed two established annual third-party retail compensation surveys covering approximately 90 retailers throughout the United States (the "Competitive Surveys"). Many, but not all, of the companies included in the Peer Group Index in the stock performance graph are included in the Competitive Surveys. The Compensation Committee has since received regularly updated information on CEO base salaries and other compensation from third-party compensation studies. The Compensation Committee has maintained Mr. Ulrich's base salary rate at the 1994 level (with minor adjustments) and put greater emphasis on performance based pay in the form of short-term and long-term incentive plans.

    Base salaries of the other executive officers of the Corporation are based on competitive practices, and are at approximately the 60th percentile of base salary when compared with domestic, non-food retailers, adjusted for the size of the companies. The Competitive Surveys are used to determine base salaries. Executive officers receive a higher base salary than the industry median because the threshold for payout of short-term incentive compensation by the Corporation is set at a higher level than it is for a majority of competitive retailers. Increases in base salary result from promotional increases reflecting job scope changes and from merit increases determined by the executive's Personal Score, the executive's position in the salary range and the Corporation's performance. Merit increase guidelines are established each year based on the performance of the relevant operating company or the Corporation and current economic and market conditions. Once overall guidelines are established and an individual performance score is assigned, the actual percentage increase is affected by the executive's position in the salary range for his or her grade; that is, the lower the placement in the range the greater the percentage increase.

Short-Term Incentive Compensation

    In addition to the Personal Score Plan, for fiscal 1998 the Corporation had a financial performance based short-term incentive plan (referred to generally as "EIP" or "Executive Incentive Plan") that includes two performance measures:
PTOC (pre-tax operating contribution) and EVA (economic value added). Under the EIP, executive officers of the Corporation and certain other members of the senior management of the Corporation and its operating companies were eligible for annual incentive bonuses for fiscal 1998.

    PTOC. PTOC is the same as pre-tax segment profit which is first-in-first-out earnings from operations before securitization effects, interest, corporate and other and unusual items. The PTOC part of the EIP measures an operating company's or the Corporation's performance against annually pre-determined PTOC goals to determine bonus amounts. The outside directors set PTOC goals when establishing other financial performance goals for the operating companies and the Corporation. The Compensation Committee then uses the PTOC goals to establish the PTOC bonus range for use with the PTOC part of the EIP. The PTOC Score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of PTOC performance achieved by an operating company or the Corporation. The Compensation Committee also adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and PTOC Score.

    The bonus amount for each participant is calculated by multiplying the participant's bonus percentage from the Bonus Matrix by the midpoint of the salary range of the participant's job grade level (except for our CEO, whose base salary is used), and then multiplying that result by the participant's percentage of participation in the PTOC part of the EIP. In order to receive a bonus under the PTOC part of the EIP, a participant's score under the Personal Score Plan must equal or exceed a minimum score set by the Compensation Committee.

    EVA. EVA is PTOC after taxes less a Capital Charge. The "Capital Charge" is the cost of capital invested in the business operation, adjusted for the maturity of the assets employed by that business operation. The EVA part of the EIP measures an operating company's or the Corporation's performance against annually pre-determined EVA goals to determine bonus amounts. The outside directors set EVA goals in conjunction with establishing other financial performance goals for the operating companies and the Corporation. The Compensation Committee then uses the EVA goals to establish the EVA bonus range for use in conjunction with the EVA part of the EIP. The EVA Score for the fiscal year is determined from a schedule, approved by the Compensation Committee, that designates a score for each varying level of EVA performance achieved by an operating company or the Corporation. The Compensation Committee also adopts a "Bonus Matrix" which assigns varying bonus percentages based on the participant's job grade and EVA Score.

    The bonus amount for each participant is calculated by multiplying the participant's bonus percentage from the Bonus Matrix by the midpoint of the salary range of a participant's job grade level (except for our CEO, whose base salary is used), and then multiplying that result by the participant's percentage of participation in the EVA part of the EIP. In order to receive a bonus under the EVA part of the EIP a participant's score under the Personal Score Plan must equal or exceed a minimum score set by the Compensation Committee.

    The maximum bonus payable to an officer covered by the limitations set forth in Section 162(m) of the Tax Code under the EIP (PTOC and EVA combined) together with the Personal Score Plan is 400% of that person's salary set forth in the Proxy Statement for the year during which the bonus was earned. If the covered officer held a different office or was not employed in his or her position for the full year covered by that Proxy Statement, the maximum bonus is 400% of the highest salary reported in such year. However, for purposes of calculating the maximum bonus payable to any covered officer, the salary of the participant may not exceed 200% of the fiscal 1996 salary of the CEO as reported in the Summary Compensation Table in the Corporation's Proxy Statement dated April 14, 1997. The aggregate of all bonuses payable to any other executive under any combination of the EIP and the Personal Score Plan may not exceed 400% of his or her base salary.

    Mr. Ulrich's bonus for fiscal 1998 was based on 33 1/3% Personal Score Plan, 33 1/3% EIP-PTOC (Corporation) and 33 1/3% EIP-EVA (Corporation). Mr. Steinhafel's, Mr. Woodrow's and Mr. Pellegrene's bonuses were based on 33 1/3% Personal Score Plan, 33 1/3% EIP-PTOC (Corporation and Target) and 33 1/3% EIP-EVA (Corporation and Target). Ms. Ahler's bonus was based on 33 1/3% Personal Score Plan, 33 1/3% EIP-PTOC (DSD) and 33 1/3% EIP-EVA (DSD). For fiscal 1998, financial performance thresholds were exceeded at Target, DSD and the Corporation and bonuses were paid to employees of those units based on Personal Score, EIP-PTOC and EIP-EVA.

Long-Term Incentive Compensation

    The Compensation Committee determines the amount of options, performance shares and restricted stock awarded annually under the Long-Term Incentive Plan of 1981. The Compensation Committee reviews data from third-party compensation studies and sets the grants at approximately the median of competitive companies of similar size. The Compensation Committee, using judgment and data from the third party compensation studies, determines the grant size for the CEO and other Corporate Operating Committee members. The Compensation Committee then approves separate long-term incentive pools for each operating company and corporate staff. The size of the pool varies with the Corporation's or relevant operating company's performance. However, the precise size of each pool is based on the subjective judgment of the Compensation Committee. A subcommittee of the Compensation Committee is authorized to grant stock options from a defined pool to employees who are not subject to the short-swing trading rules under Section 16(b) of the Securities Exchange Act of 1934. The Compensation Committee determined in 1998 that all pools would consist entirely of non-qualified stock options. Individual awards from the pool are based on the individual's responsibilities, performance and previous grants. Awards in any year to any person covered by the limitations in Section 162(m) of the Tax Code may not include more than 2,000,000 shares in the aggregate, subject to certain anti-dilution adjustments.

    PERFORMANCE SHARES. The performance shares provide for the potential of earning awards of Corporation Common Stock during a cycle of four fiscal years based upon the Corporation's or relevant operating company's performance, measured by defined criteria. For the presently outstanding grants, the criteria used were the same as those used for the short-term incentive plan in the years that the grants were made. As with short-term incentive compensation, a threshold level of performance is required before any payout occurs. A matrix is used to determine the actual payout amount. Target's and the Corporation's financial performance during the performance cycle of four fiscal years beginning in 1994 surpassed the performance share threshold for its 1994 grant and a payout was made in 1998. All 1994 performance share grants made to Mervyn's and DSD executives were forfeited because those operating companies failed to achieve their performance share goals.

    As performance share grants are earned, the Common Stock to be issued is put into escrow and restricted until retirement. Any participant who terminates employment prior to early retirement (age 55 and five years of service) and fails to meet certain requirements forfeits all the Common Stock held in escrow. If the executive terminates employment after age 55, and provides the Corporation with one year's notice of retirement, 100% of the Common Stock is released to the executive. In such cases, if the executive fails to give one year's notice, the shares are forfeited unless the committee administering the LTIP approves the release of all or part of the shares. If the executive is terminated, qualifies for early retirement under the Corporation's pension plans and receives payments under the Corporation's Income Continuance Policies ("ICP Payments"), 100% of the Common Stock is paid to the executive. If the executive terminates other than for early retirement and receives ICP Payments (but is not part of a reduction in force), 50% of the Common Stock is released to the executive. If the executive does not receive ICP Payments, the executive forfeits all the shares. If at any time the executive's termination is a result of death, total and permanent disability, reduction in force or change of control, 100% of the Common Stock is released to the executive. Recipients hold voting and dividend rights for all shares held in escrow during the restriction period; however, they may not sell or assign the shares. The Corporation has not made any performance share grants since fiscal 1995.

    RESTRICTED STOCK. The terms of the restricted stock grants require the executive to remain an employee of the Corporation for four years from the date of grant. Upon expiration of the four-year period, the shares are then issued, put into escrow and restricted until retirement. The escrow release events are the same as described above for performance shares. After the shares are issued and put into escrow, holders of restricted stock hold voting and dividend rights during the restriction period; however, they may not sell or assign the shares. The Corporation has not made any restricted stock grants since fiscal 1995.

    STOCK OPTIONS. During 1998, the Compensation Committee made stock option grants to the executive officers of the Corporation. These grants were based on the individual's responsibilities, performance and previous grants. Each option was granted at the market value of the underlying Common Stock on the date of grant and has a ten-year and one day term. The options are exercisable 25% after the first year, with an additional 25% after each of the next three years.

Corporate Governance and Certain Tax Consequences of Plans

    As part of its corporate governance responsibilities, the Compensation Committee, together with all the other outside directors, has established certain measures of performance for members of the Corporate Operating Committee, including the CEO, that it believes are critical to the overall performance of the Corporation. Those measures of performance, which include key employee retention, succession planning and strategic planning, are vital to the long-term performance of the Corporation.

    Section 162(m) of the Tax Code prohibits the Corporation from deducting as compensation expense amounts exceeding $1,000,000 a year for the CEO and the other officers named in the Summary Compensation Table relating to the period during which the compensation is earned, unless the payment of such compensation is based on pre-established, objective performance goals approved by the shareholders (the "Section 162(m) Cap"). A significant part of the Corporation's executive compensation will meet the Tax Code requirements for deductibility under the Section 162(m) rules. A portion of such compensation, however, will continue to be based on critical, subjective measures that may cause certain compensation not to be deductible under the Tax Code. The Compensation Committee and the other outside directors strongly believe that the benefit of their ability to evaluate the performance of members of the Corporate Operating Committee, including the CEO, on vital subjective performance measures outweighs the cost of the Tax Code's limitation on such deductibility.

    No member of the Compensation Committee is a current or former officer or employee of the Corporation or any of its subsidiaries.

                             COMPENSATION COMMITTEE

                             Roger A. Enrico, Chair
                         Stephen W. Sanger, Vice Chair
                                James A. Johnson
                              Solomon D. Trujillo

                 ITEM TWO--APPOINTMENT OF INDEPENDENT AUDITORS

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Corporation and its subsidiaries for the fiscal year ending January 29, 2000. Ernst & Young LLP has been employed in this capacity by the Corporation since 1931.

    A representative from Ernst & Young LLP will be at the Annual Meeting and will have the opportunity to make a statement if such representative so desires and will be available to respond to questions during the meeting.

    THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

          ITEM THREE--APPROVAL OF THE LONG-TERM INCENTIVE PLAN OF 1999

INTRODUCTION

    The purpose of the Long-Term Incentive Plan of 1999 (the "LTIP") is to advance the interests of the Corporation and its shareholders by offering long-term incentives, in addition to current compensation and other benefits, to directors and employees of the Corporation and its subsidiaries and to such other advisors or consultants to the Corporation who the Plan Committee determines will contribute to the benefit of the shareholders of the Corporation. The LTIP is also intended to facilitate recruiting and retaining personnel of outstanding ability. As of April 1, 1999, only 3,736,000 shares of Common Stock were available for future grants under the Corporation's existing Long-Term Incentive Plan of 1981, as amended (the "1981 Plan"), excluding 15,580,000 shares reserved for stock options already outstanding. Upon approval of the LTIP by the shareholders, the Plan Committee may not make any additional grants or awards pursuant to the 1981 Plan or the Director Stock Option Plan of 1995. The basic features of the LTIP are summarized below. This summary narrative, however, is qualified in its entirety by the LTIP, copies of which are available upon request from our Secretary.

GENERAL

    SHARES SUBJECT TO THE PLAN; MAXIMUM AWARD. The LTIP authorizes the issuance of options, which may be incentive stock options as defined in Section 422 of the Tax Code or non-statutory stock options, performance shares and restricted stock. The number of shares of the Corporation's Common Stock available for issuance under the LTIP shall not exceed 22,000,000 shares. The Plan Committee may not issue more than 10% of such shares in the aggregate pursuant to performance share or restricted stock awards; and no participant may receive aggregate awards in any year relating to more than 2,000,000 shares of Common Stock, subject to anti-dilution adjustments as provided in the LTIP. The LTIP has been structured, and shareholder approval is being sought, so that compensation associated with stock options and performance shares will not be subject to the deduction limits of Section 162(m) of the Tax Code. The per share closing price of the Corporation's Common Stock on the New York Stock Exchange composite listing on April 1, 1999 was $67.5625.

    Shares subject to options that are not exercised prior to the expiration or termination of the options, and shares subject to performance share or restricted stock awards that are not earned or are forfeited or otherwise are not transferred to the eligible participant, may thereafter be available under the LTIP for the granting of stock options, performance shares or restricted stock. Shares for which a cash equivalent payment is received are treated as no longer available for grant. Under the LTIP, the Plan Committee may, in its discretion, make appropriate adjustments in the number of shares and in the option price to give effect to adjustments made in the number of shares of Common Stock effected through a merger, stock dividend, stock split or other relevant change.

    ELIGIBLE PARTICIPANTS. Under the LTIP, stock options, restricted stock and performance shares may be granted to any employee or director of the Corporation or any subsidiary or to other service providers determined by the Plan Committee. The Corporation currently has over 200,000 employees and 11 directors. It is not presently possible to specifically identify those employees, directors or other participants, or the number thereof, to whom stock options, restricted stock or performance shares may be granted under the LTIP since no such determination has been made. Incentive stock options may not be granted to any person who is not employed by the Corporation or who holds more than 10% of the stock of the Corporation.

    RIGHTS AS A SHAREHOLDER. A participant has no rights as a shareholder with respect to any shares covered by any stock options, performance shares or restricted stock granted until the date of issuance of a stock certificate.

    ADMINISTRATION, DURATION AND AMENDMENT. The LTIP is administered by the Plan Committee appointed by the Board of Directors. The present Plan Committee is composed of members of the Compensation Committee of the Board of Directors who are not officers or employees of the Corporation and are considered "non-employee directors" under the applicable regulations of the federal Securities and Exchange Commission and "outside directors" under Section 162(m) of the Tax Code.

    The Plan Committee is vested with the power to select the participants to whom stock options, performance shares and/or restricted stock awards will be granted and to determine the performance goals for the earn-out of the performance shares granted. The Plan Committee determines the ultimate earn-out of such performance shares at the end of a performance period. It also interprets, construes and implements the provisions of the LTIP and may prospectively amend the deferral arrangements for performance share earn-out. The LTIP remains in effect until all shares under the LTIP are purchased pursuant to options granted under the plan or distributed or paid out pursuant to performance shares and/ or restricted stock awards granted under the LTIP or unless sooner terminated or supplanted. The LTIP may be suspended, terminated, modified or amended by the Board of Directors, but the Board of Directors may not, without shareholder approval, increase the maximum number of shares of Common Stock which may be made subject to the LTIP.

    The Plan Committee has delegated its authority under the LTIP to a subcommittee of officers of the Corporation for purposes of determining and administering awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934.

    ANTIDILUTION AND REORGANIZATION PROVISIONS. Under the LTIP, the Plan Committee may, in its discretion, make appropriate adjustments in the number of shares and in the option price to give effect to adjustment made in the number of shares of Common Stock of the Corporation effected through a merger, consolidation, recapitalization, reclassification, combination, spin-off, stock dividend, stock split or other relevant change. If the Corporation is reorganized, the LTIP provides that procedures be undertaken by the Plan Committee to provide certain alternatives to holders of stock options, restricted stock awards and performance shares.

    WITHHOLDING. Under the LTIP, all distributions are subject to any required withholding taxes and other withholdings. The LTIP provides that, subject to rules established by the Plan Committee, the required withholdings may be satisfied by the Corporation withholding shares of the Corporation's Common Stock issued on exercise or otherwise released, that have a market value equal to or less than the required withholding.

STOCK OPTIONS

    TERM AND PRICE. Except in the case of a participant's death, as described below, any stock option granted under the LTIP expires not later than ten years from the date of grant. The purchase price for any stock option is 100% of the fair market value of the stock on the day the option is granted.

    WAITING PERIOD AND EXERCISE. Under the LTIP, an individual entitled to exercise a stock option may, subject to its terms and conditions and the terms and conditions of the plan (which do not permit exercise for at least one year after the date of grant except in the event of a change in control or otherwise determined by the Plan Committee), exercise it in whole at any time or in part at any time.

    PAYMENT. Under the LTIP, stock purchased pursuant to an option agreement must be paid for in full together with any applicable withholding taxes before stock may be issued. Payment may be made in cash, by the delivery of owned Corporation Common Stock or by a combination of cash and Corporation Common Stock.

    TERMINATION OF EMPLOYMENT OR DEATH. An option issued under the LTIP is generally exercisable only while the optionee is an employee of the Corporation or a subsidiary, or within 90 days of the date of termination of employment of the participant (210 days in the case of a participant who is a statutory insider under the federal securities laws). However, in case of a participant's termination at normal retirement or later, or, with approval of the Plan Committee, by reason of early retirement under any Corporation retirement plan, by reason of total and permanent disability without retirement, or by reason of a spin-off, the option is exercisable for up to five years after such termination event or the life of the option, whichever is less, during which time installments would continue to accrue. If a participant dies while employed, the option is exercisable within five years after death or the life of the option, whichever is less, but in no event less than one year after the participant's death, during which time installments would continue to accrue. If a participant's termination event occurs after 15 years of service, the Plan Committee may allow exercise for up to five years or the life of the option, whichever is less, subject to any other conditions it may set. Termination of employment by reason of dishonest or other illegal act immediately terminates all rights under the option.

    ASSIGNABILITY. During the lifetime of the participant, options are exercisable only by the participant, except as otherwise provided in the applicable option agreement. Options are also transferable by will or by reason of the laws of descent and distribution.

    CHANGE IN CONTROL. Under the LTIP, in the event of a change in control, all outstanding options granted under the plan accelerate and are exercisable in full; provided that no option can be exercised by a participant after the termination of the option. Upon a change in control, the Plan Committee, in its sole discretion and without the consent of any participant affected thereby, may determine that some or all participants holding outstanding options shall receive a cash payment equal to the amount by which the fair market value of the shares of Common Stock subject to options held by such participants immediately before the change in control exceeds the exercise price of such options. Under the LTIP, a change in control includes a person or group becoming the beneficial owner of 30% or more of the voting stock of the Corporation, certain changes of a majority of the Board of Directors of the Corporation or approval by the shareholders of the Corporation of certain agreements or plans of merger, consolidation, stock exchange, disposition of substantially all assets, liquidation or dissolution involving the Corporation.

    FEDERAL TAX CONSEQUENCES. A participant will realize no taxable income at the time a non-qualified option is granted under the LTIP, but generally at the time such non-qualified option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon a disposition of such shares, the difference between the amount received and the fair market value on the date of exercise will generally be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. The Corporation will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income in connection with the exercise of a non-qualified option.

    A participant will realize no taxable income, and the Corporation will not be entitled to any related deduction, at the time any incentive stock option is granted. If certain employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of the option, then no taxable income will result upon the exercise of such option and the Corporation will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain realized by a participant will be taxed as long-term capital gain and any loss sustained will be long-term capital loss, and the Corporation will not be entitled to a deduction in respect to such disposition. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option.

    Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (i.e., a "disqualifying disposition"), such participant will be considered to have realized as compensation taxed as ordinary income in the year of such disposition an amount, not exceeding the gain realized on such disposition, equal to the difference between the option price and the fair market value of such shares on the date of exercise of such option. Generally any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If a participant makes a "disqualifying disposition", generally in the fiscal year of such "disqualifying disposition", the Corporation will be allowed a deduction for federal income tax purposes in an amount equal to the compensation realized by such participant.

    If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the optionee will be treated for tax purposes as having made a "disqualifying disposition" of such shares.

RESTRICTED STOCK

    RIGHTS DURING RESTICTED PERIOD. The LTIP gives the Plan Committee the authority to award shares of Common Stock which are subject to certain restrictions to eligible participants. Recipients are entitled to vote the restricted stock and to exercise other shareholder rights, except that (i) the Corporation may retain custody of the stock certificate during the restriction period of not less than three years, (ii) the participant may not sell, transfer, pledge, exchange or otherwise dispose of the stock during the restriction period and (iii) any dividends that may be payable in cash or in shares of stock or otherwise may be withheld by the Corporation until the restrictions lapse.

    DELIVERY OF THE STOCK. If the participant has satisfied all of the conditions established by the Plan Committee, the Corporation will deliver the stock certificate representing the shares at the end of the restriction period, as well as any accumulated dividends. At the discretion of the Plan Committee, interest may be paid by the Corporation on any dividends withheld.

    TERMINATION OF EMPLOYMENT OR DEATH. The Plan Committee may establish rules regarding restricted stock awards in the event of termination of employment by reason of death, total and permanent disability, retirement, spin-off or termination of employment after 15 years of employment with the Corporation or a subsidiary or any combination.

    ASSIGNABILITY. Transfer of restricted stock is not permitted during the restriction period.

    CHANGE IN CONTROL. Under the LTIP, in the event of a change in control, all outstanding restricted stock awards granted under the plan will be proratably payable ten days after the change in control. The amount of Common Stock payable is determined by multiplying 100% of each restricted stock award granted by a fraction, the numerator of which is the number of months that have elapsed in the applicable restriction period and the denominator of which is the number of months in the restriction period.

    FEDERAL TAX CONSEQUENCES. A participant receiving restricted stock under the LTIP may be taxed in one of two ways: the participant (1) pays tax when the restrictions lapse, or (2) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the fair market value of the shares at that time. This value is taxed as ordinary income and is subject to income tax withholding. The Corporation receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse there will be no further tax consequences attributable to the awarded stock until disposition of the stock.

    When a restricted stock award is made, the value of the shares at the date of grant will be charged against corporate earnings pro rata over the restriction period. If the participant does not elect to be taxed on the grant of his or her restricted stock award, a tax deduction by the Corporation at the expiration of the restriction period would be greater than the amount charged to earnings if the value of Common Stock has increased and less if the value has declined.

PERFORMANCE SHARES

    PERFORMANCE SHARES. Under the LTIP, a performance share consists of the opportunity to receive up to one and one-half shares of the Corporation's Common Stock for every share subject to the award, or a lesser number of shares and a cash payment equal to the fair market value of the remaining shares as may be established by the Plan Committee. The percentage paid in cash shall be uniform for all participants in a particular performance period.

    A performance share at the time of grant is not a fixed commitment of the Corporation but becomes such only as earned by the participants at the end of a performance period. The ultimate number of performance shares with respect to which a recipient shall be entitled to payment depends upon the level of achievement by the Corporation, operating company, test strategy or new venture, of pre-established performance goals during applicable performance periods.

    PERFORMANCE GOALS. In order for an earn-out of performance shares to be achieved, the Corporation, or in certain instances, alternatively as to specified participants, the related operating company, test strategy or new venture must meet or exceed performance goals which have been or will be set by the Plan Committee within a reasonable period of time after the beginning of a performance period. These performance goals are set at the sole discretion of the Plan Committee and may include criteria such as PTOC, EVA, amount or rate of growth in consolidated profits of the Corporation expressed as a percent, earnings per share, return on capital, return on investment or return on shareholders' equity, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may, as to certain participants, relate performance to a specific operating company, test strategy or new venture of the Corporation. The Plan Committee, in its sole discretion, may modify the performance goals if it determines that circumstances have changed and modification is required to reflect the original intent of the performance goals. The Plan Committee, as soon as practicable after the close of each performance period, makes a determination of the extent, if any, to which the Corporation, operating company or test strategy or new venture has met or exceeded performance goals and the percentage of the performance shares earned by participants for such performance period.

    PERFORMANCE PERIOD. A performance period under the LTIP consists of a designated period of not less than three consecutive fiscal years. Performance Shares are earned only at the end of a performance period and require that the recipient be continuously employed by the Corporation or any subsidiary during the subject performance period, except for certain limited exceptions as described below under the headings "Termination of Employment or Death" and "Change in Control."

    DEFERRAL. The Participant may elect to defer receipt of all or any part of the cash-stock distribution associated with the earnout by compliance with rules promulgated from time to time by the Plan Committee.

    TERMINATION OF EMPLOYMENT OR DEATH. The LTIP requires that the participant be continuously employed by the Corporation or a subsidiary during the subject performance period for the participant to have any earn-out rights under a performance share except in case of termination of employment by reason of death, total and permanent disability, or by reason of a spin-off with the consent of the Plan Committee, normal or late retirement or early retirement with consent of the Plan Committee, in which instance 100% of the performance shares ultimately earned out would be paid, or if a participant's termination of employment occurs after 15 years of service, the Plan Committee may set forth conditions that would allow all or part of the performance shares to be earned.

    ASSIGNABILITY. During the lifetime of the participant, a performance share may only be earned by the participant. A performance share is transferable only by will or by reason of the laws of descent and distribution.

    CHANGE IN CONTROL. In the event of a change in control, all outstanding performance shares will be proratably payable ten days after the change in control. The number of performance shares payable is determined by multiplying 100% of each performance share grant by a fraction, the numerator of which is the number of months that have elapsed in the applicable performance period and the denominator of which is the number of months in the performance period.

    FEDERAL TAX CONSEQUENCES. The participant will not realize income when a performance share is granted, but will realize ordinary income when shares and cash are transferred to the participant. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer and the cash received in lieu of shares. The Corporation will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of cash or shares to the participant.

REGISTRATION WITH THE SEC

    Following approval of the LTIP by the shareholders, the Corporation intends to file a registration statement covering the offering of the shares of Common Stock issuable under the LTIP with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

    THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT THE SHAREHOLDERS OF THE CORPORATION VOTE TO APPROVE THE LONG-TERM INCENTIVE PLAN OF 1999.

                             ADDITIONAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The SEC rules require disclosure of those directors, officers and beneficial owners of more than 10% of the Corporation's Common Stock who fail to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during the most recent fiscal year. Based solely on review of reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended January 30, 1999, all Section 16(a) filing requirements were met except as follows: officer Bart Butzer filed one late Form 4 showing the purchase of 14 shares by his wife.

VENDOR STANDARDS AND COMPLIANCE

    To ensure that the products we carry in our stores are made legally and ethically, we require our vendors to abide by certain standards. Copies of those standards and a report relating to vendor compliance with those standards are available upon request from our Corporate Secretary.

COMMITMENT TO DIVERSITY

    We believe that attracting and retaining an employee population reflecting the diversity of our guests and communities we serve is an important goal and will provide a competitive advantage. We are an equal opportunity employer and we communicate to our employees information regarding equal employment opportunities. We also encourage the use of minority and women-owned contractors and service providers and we support the efforts of our employees, suppliers and vendors to adhere to these principles of corporate responsibility.

    We provide detailed statistical information on equal employment opportunity to the federal government as required by law. Information regarding our diversity programs and its diverse employee population are available upon request from our Secretary.

    For the benefit of hearing impaired persons, a sign language interpreter will be present at our 1999 Annual Meeting.

SHAREHOLDER PROPOSALS

    Shareholder proposals for consideration at the Corporation's 2000 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and the Corporation's By-laws. To be timely under Rule 14a-8, they must be received by the Secretary of the Corporation by December 13, 1999 in order to be included in the Proxy Statement. Under the Corporation's By-laws, as amended, if a shareholder plans to propose an item of business to be considered at any annual meeting of shareholders, that shareholder is required to give notice of such proposal to the Secretary of the Corporation at least 90 days prior to the anniversary of the most recent annual meeting and to comply with certain other requirements. The proposals also must comply with all applicable statutes and regulations.

                               http://www.dhc.com

                               DAYTON HUDSON CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                    ANNUAL MEETING OF SHAREHOLDERS MAY 19, 1999
P
          Robert J. Ulrich, Douglas A. Scovanner and James T. Hale, and each of them, are hereby appointed proxies, with power of substitution to
R each, to represent and to vote as designated below and on the reverse side hereof, all shares of capital stock of Dayton Hudson Corporation, a Minnesota corporation, held by the undersigned at the Annual Meeting of
O Shareholders to be held on May 19, 1999, and at any adjournment thereof. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN IT WILL BE VOTED FOR PROPOSALS SET FORTH IN ITEMS 1, 2 AND 3. THE PROXIES
X CANNOT VOTE YOUR SHARES UNLESS YOU SIGN THIS CARD ON THE REVERSE SIDE AND RETURN THIS CARD.

Y         For participants in the DHC 401(k) Plan, this proxy card will constitute voting instructions to the Trustee under this Plan. As a participant in this Plan, the undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of the Company. THESE INSTRUCTIONS WILL BE FOLLOWED AS DIRECTED, BUT IF NO DIRECTION IS GIVEN, THE TRUSTEE IS INSTRUCTED TO VOTE FOR PROPOSALS SET FORTH IN
     ITEMS 1, 2 AND 3. SHARES HELD IN THE PLAN FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE, AS WELL AS SHARES NOT ALLOCATED TO ANY PARTICIPANTS, WILL BE VOTED IN THE SAME PROPORTION AS VOTES ACTUALLY
     CAST BY PLAN PARTICIPANTS. INSTRUCTION CARDS RECEIVED BY THE TRUSTEE
     AFTER MAY 14, 1999, WILL NOT BE COUNTED.

     (INSTRUCTION: To withhold authority to vote for any named nominee or a substitute nominee designated by the Board of Directors, write that nominee's name or the words "substitute nominee" on the space provided on the reverse side.)

                                                             /SEE REVERSE SIDE/

--------------------------------------------------------------------------------
                   TRIANGLE  FOLD AND DETACH HERE  TRIANGLE


                                 ANNUAL MEETING
                                       OF
                     DAYTON HUDSON CORPORATION SHAREHOLDERS


                             WEDNESDAY, MAY 19, 1999
                                  9:30 A.M. CDT
                             THE CHILDREN'S THEATRE
                             2400 THIRD AVENUE SOUTH
                             MINNEAPOLIS, MINNESOTA


               Please present this ADMISSION TICKET at the Annual
                  Shareholders' Meeting as verification of your
                          Dayton Hudson share ownership.

/X/ Please mark your votes as in this example.                              0361

     As an alternative to completing this form, you may vote via the Internet or by telephone by following the instructions below.

            The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1. Election of Directors

Election of Directors, Nominees:
1. Livio D. DeSimone
2. Roger A. Enrico
3. William W. George
4. James A. Johnson

                            FOR           WITHHELD

                           /  /             /  /


For, except withheld from the following nominee(s):


--------------------------------------------------------


2. Appointment of Ernst & Young LLP as Independent Auditors

                          FOR     AGAINST     ABSTAIN

                         /  /      /  /        /  /


3. Approval of the Long-Term Incentive Plan of 1999

                          FOR     AGAINST     ABSTAIN

                         /  /      /  /        /  /


The proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with the recommendation of the Board of Directors, or, in the absence of such a recommendation, in the proxies' discretion.

Mark here if you would like your voting instructions to be confidential pursuant to the Dayton Hudson Corporation Policy on Confidential Voting described in the 1999 Proxy Statement. / /


Signature(s)                                      Date
            -----------------------------------       --------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------
                   TRIANGLE  FOLD AND DETACH HERE  TRIANGLE


                       [LOGO]  DAYTON HUDSON CORPORATION


Dayton Hudson Corporation encourages you to take advantage of a new and convenient way to vote your shares - by either telephone or the Internet.

 - BY TELEPHONE. On a touch-tone telephone call 1-877-PRX-VOTE. Listen to the recorded instructions, use the control number printed in the box in the upper right corner of this proxy card to access the system, and use your telephone key pad to vote.
 - OVER THE INTERNET. Access the World Wide Web site "http://www.eproxyvote.com/dh" and follow the instructions posted on the web site.

Your vote by telephone or over the Internet authorizes the proxies named on the front of this proxy card in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by either of these electronic means, there is no need for you to mail back your proxy card.

                        YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

                              DAYTON HUDSON CORPORATION

                           LONG-TERM INCENTIVE PLAN OF 1999



                                      ARTICLE I
                              ESTABLISHMENT OF THE PLAN

       1.1 The name of this plan shall be "The Dayton Hudson Corporation Long-Term Incentive Plan of 1999" (hereinafter called the "Plan").

       1.2 The purpose of the Plan is to advance the interim performance and long-term growth of the Company by offering long-term incentives, in addition to current compensation and other benefits, to directors and employees of the Company and its Subsidiaries and such other Participants who the Plan Committee determines will contribute to such performance and growth inuring to the benefit of the shareholders of the Company. This Plan is also intended to facilitate recruiting and retaining personnel of outstanding ability. Such long-term incentives may take the form of Stock Options, Performance Shares, Restricted Stock Awards or any combination of such Awards.

                                      ARTICLE II
                                     DEFINITIONS

       2.1 AWARD. An "Award" is used at times in the Plan to refer to the act of granting a Stock Option, Performance Share or Restricted Stock Award under the Plan.

       2.2  BOARD.  "Board" is the Board of Directors of the Company.

       2.3 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if:

       (a) a majority of the directors of the Company shall be persons other than persons

              (i) for whose election proxies shall have been solicited by the Board or

              (ii) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

       (b) 30% or more of the outstanding Voting Stock (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) of the Company is acquired or beneficially owned (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) by any person (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company), or

       (c) the shareholders of the Company approve a definitive agreement or plan to:

              (i) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger in which the Company is the surviving corporation and either (A) no outstanding Voting Stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash (except cash upon the exercise by holders of Voting Stock of the Company of statutory dissenters' rights), securities, or other property or (B) all holders of outstanding Voting Stock of the Company (other than fractional shares) immediately prior to the merger (except those that exercise statutory dissenters' rights) have substantially the same proportionate ownership of the Voting Stock of the Company or its parent corporation immediately after the merger),

              (ii) exchange, pursuant to a statutory exchange of shares of Voting Stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of Voting Stock of the Company for shares of another corporation or other securities, cash or other property,

              (iii) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions) or

              (iv)   liquidate or dissolve the Company.

       2.4 CODE. "Code" is the Internal Revenue Code of 1986, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

       2.5 COMPANY. "Company" is Dayton Hudson Corporation, a Minnesota corporation, and any successor thereof.

       2.6 COMMON STOCK. "Common Stock" is the common stock, $.1667 par value per share (as such par value may be adjusted from time to time) of the Company.

       2.7 DATE OF GRANT. "Date of Grant" shall be the date designated in the resolution by the Plan Committee as the date of such Stock Options or Performance Shares or Restricted Stock Awards, but such date shall not be earlier than the date of the resolution and action thereon by the Plan Committee, or earlier than the effective date of the Plan, and in the absence of a date of grant or a fixed method of computing such date being specifically set forth in the Plan Committee's resolution, then the Date of Grant shall be the date of such Plan Committee's resolution or action.

       2.8 EXCHANGE ACT. "Exchange Act" is the Securities Exchange Act of 1934, as amended, and rules and regulations thereunder, as now in force or as hereafter amended.

       2.9 FAIR MARKET VALUE. "Fair Market Value" of a share of Common Stock on any date is the Volume Weighted Average Price for such stock as reported for such stock by Bloomberg L.P. on such date, or in the absence of such report the Volume Weighted Average Price for such stock as reported for such stock by the New York Stock Exchange on such date or, if no sale has been recorded by Bloomberg L.P. or the New York Stock Exchange on such date, then on the last preceding date on which any such sale shall have been made in the order of primacy indicated above.

       2.10 HOLDER. A "Holder" is a person who has been granted a Restricted Stock Award.

       2.11 INCENTIVE STOCK OPTIONS. "Incentive Stock Options" are Stock Options that are intended to qualify under Section 422 of the Code.

       2.12 NON-QUALIFIED OPTIONS. "Non-Qualified Options" are Stock Options that are not intended to qualify under Section 422 of the Code.

       2.13 PARTICIPANT. A "Participant" is a person designated as such by the Plan Committee, pursuant to Article III hereof, for participation in the Plan.

       2.14 PERFORMANCE GOALS. "Performance Goals" are defined in Section 4.1 hereof.

       2.15 PERFORMANCE PERIOD. "Performance Period", with respect to a Performance Share, is a period of not less than three consecutive fiscal years of the Company, beginning with the fiscal year in which such Performance Share is granted and may be referred to herein and by the Plan Committee by use of the calendar year in which a particular Performance Period commences.

       2.16 PERFORMANCE SHARE. A "Performance Share" is a potential award consisting of a right to one share of Common Stock (subject to increase as provided in Section 4.2 hereof) or a lesser number of shares and the cash payment set forth in Section 5.2 hereof. A Performance Share shall be of no value to a Participant unless and until earned in accordance with Article V hereof.

       2.17 PLAN COMMITTEE. The "Plan Committee" is the Committee referenced in Article IX hereof.

       2.18 PLAN YEAR. The "Plan Year" shall be a fiscal year of the Company falling within the term of this Plan.

       2.19 RESTRICTED STOCK AWARD. A "Restricted Stock Award" is an Award granted under Article VII of this Plan.

       2.20 STOCK OPTION. A "Stock Option" is a right accruing in a Participant to purchase from the Company one share of Common Stock at the Fair Market Value of such share of Common Stock on the Date of Grant of the Stock Option, such exercise of option to be made any time within ten years following the Date of Grant, and containing the terms and conditions set forth or allowed under Article VI hereof. Stock Options may be either Non-Qualified Options or Incentive Stock Options.

       2.21 SUBSIDIARY CORPORATION. For purposes of this Plan, the term "Subsidiary" or "Subsidiary Corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, in which each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain as determined at the point in time when reference is made to such "Subsidiary" or "Subsidiary Corporation" in this Plan.

                                     ARTICLE III
                    GRANTING OF STOCK OPTIONS, PERFORMANCE SHARES
                     AND RESTRICTED STOCK AWARDS TO PARTICIPANTS

       3.1 ELIGIBLE PARTICIPANTS. Stock Options, Restricted Stock Awards or Performance Shares may be granted by the Plan Committee to any employee of the Company or a Subsidiary Corporation, including any employee who is also a director of the Company or a Subsidiary Corporation. Non-Qualified Options, Performance Shares or Restricted Stock Awards may also be granted to (i) a director of the Company who is not an employee of the Company or a Subsidiary Corporation and (ii) other individuals or entities who are not employees but who provide services to the Company or a Subsidiary Corporation in the capacity of an advisor or consultant. References in this Plan to "employment" and similar terms (except "employee") shall include the providing of services in the capacity of a director, advisor or consultant. A person who has been engaged by the Company for employment shall be eligible for grants under the Plan, provided such person actually reports for and commences such employment within 90 days after the Date of Grant.

       3.2 DESIGNATION OF PARTICIPANTS. At any time and from time to time during the Plan Year, the Plan Committee may designate the employees of the Company and its Subsidiaries and other Participants eligible for Awards.

       3.3 ALLOCATION OF STOCK OPTIONS, PERFORMANCE SHARES OR RESTRICTED STOCK AWARDS. Contemporaneously with the designation of a Participant pursuant to
Section 3.2 hereof, the Plan Committee shall determine the number of Stock Options and/or Restricted Stock Awards and/or Performance Shares to be granted to such Participant and the Date of Grant for such related Stock Option or Performance Share or Restricted Stock Award, taking into consideration such factors as it deems relevant, which may include the following:

       (a) the total number of Stock Options and/or Restricted Stock Awards and/or Performance Shares available for allocation to all Participants; and

       (b) the work assignment or the position of the Participant and its sensitivity and/or impact in relationship to the profitability and growth of the Company and its Subsidiaries; and

       (c)    the Participant's performance in reference to such factors.

Allocation of Awards may, in the discretion of the Plan Committee, be in the form of Stock Options solely or Performance Shares solely, or Restricted Stock Awards solely, or any combination in whatever relationship one to the other, if any, as the Plan Committee in its discretion so determines. Allocation of Stock Options may, in the discretion of the Plan Committee, be in the form of Incentive Stock Options solely or Non-Qualified Options solely or a combination in whatever relationship to the other, if any, as the Plan Committee in its discretion so determines.

       3.4 NOTIFICATION TO PARTICIPANTS AND DELIVERY OF DOCUMENTS. As soon as practicable after such determinations have been made, each Participant, shall be notified of (i) his/her designation as a Participant, (ii) the Date of Grant, and (iii) the number of Stock Options, and/or Restricted Stock Awards and/or the number of Performance Shares granted to the Participant, and in the case of Performance Shares, the Performance Period and in the case of Restricted Stock Awards, the Restriction Period. The Participant shall thereafter be supplied with written evidence of any such granted Performance Shares and/or Restricted Stock Awards, and shall receive a Stock Option exercisable for purchase of one share of Common Stock for each Stock Option granted to the Participant pursuant to this Plan or indicating the aggregate of such grant, which option agreement(s) shall be in conformity with the provisions of Article VI hereof.

                                      ARTICLE IV
                                  PERFORMANCE GOALS

       4.1 ESTABLISHMENT OF GOALS. Within a reasonable period of time after the beginning of each Performance Period, Performance Goals relative to such Performance Period shall be established by the Plan Committee in its absolute discretion. Such Performance Goals may include any of the following criteria:
PTOC, EVA, amount or rate of growth in consolidated profits of the Company expressed as a percent, earnings per share, return on capital, return on investment, and return on shareholders' equity. Performance Goals may be absolute in their terms or be measured against or in relationship to other companies comparably, similarly or otherwise situated. The Plan Committee, in its sole discretion, may modify the Performance Goals if it determines that circumstances have changed and modification is required to reflect the original intent of the Performance Goals. The Plan Committee may in its discretion classify Participants into as many groups as it determines, and as to any Participant relate his/her Performance Goals partially, or entirely, to the measured performance, either absolutely or relatively, of an identified Subsidiary, operating company or test strategy or new venture of the Company.

       4.2 LEVELS OF PERFORMANCE REQUIRED TO EARN PERFORMANCE SHARES. At or about the same time that Performance Goals are established for a specific period, the Plan Committee shall in its absolute discretion establish the percentage (not to exceed 150% thereof) of the Performance Shares granted for such Performance Period which shall be earned by the Participant for various levels of performance measured in relation to achievement of Performance Goals for such Performance Period.

       4.3 OTHER RESTRICTIONS. The Plan Committee may provide restrictions on the delivery of Common Stock upon the earning of Performance Shares, including the future forfeiture of all or part of the Common Stock earned. The Plan Committee may provide that the shares of Common Stock issued on Performance Shares Earned be held in escrow and/or legended.

       4.4 NOTIFICATION TO PARTICIPANTS. Promptly after the Plan Committee has established Performance Goals for a specific Performance Period or modified such goals, each Participant who has received a grant of any Performance Shares for that period shall be provided with written evidence of the Performance Goals so established or modified.


                                      ARTICLE V
                            EARNING OF PERFORMANCE SHARES

       5.1 MEASUREMENT OF PERFORMANCE AGAINST PERFORMANCE GOALS. The Plan Committee shall as soon as practicable after the close of each Performance Period, make a determination of:

       (a) the extent to which the Performance Goals for such Performance Period have been achieved;

       (b) the percentage of the Performance Shares granted for such Performance Period which are earned for such Performance Period by Participants who have been from his/her date of hire in the continuous employ of the Company or Subsidiary or a combination thereof, during the subject Performance Period; and

       (c) the percentage of Performance Shares to be paid in cash, if any. The percentage paid in cash shall be uniform for all Participants in a particular Performance Period.

These determinations shall be absolute and final as to the facts and conclusions therein made and be binding on all parties. Promptly after the Plan Committee has made the foregoing determination, each Participant who has earned Performance Shares based thereon shall be notified, in writing, of the number of Performance Shares so earned. For all purposes of this Plan, notice shall be deemed to have been given the date action is taken by the Plan Committee making the determination.

       5.2 TREATMENT OF PERFORMANCE SHARES EARNED. Upon the determination that a percentage of the Performance Shares has been earned for a Performance Period, a Participant to whom such earned Performance Shares have been granted and who has been (or was) in the employ of the Company or a Subsidiary thereof continuously from the date of his/her hire during the subject Performance Period to which the grant relates, subject to the exceptions set forth at Section 5.5 and Section 5.6 hereof, shall be entitled, subject to the other conditions of this Plan, to receive the shares of Common Stock for each Performance Share earned (less the shares paid in cash), plus a cash payment in the amount of the Fair Market Value of the shares of Common Stock to be paid in cash as determined in Section 5.1(c) hereof, calculated as of the close of business on the date of the notice referred to in Section 5.1 hereof. The provisions of Section 5.5 to the contrary notwithstanding, the Plan Committee may provide that the issued shares of Common Stock be held in escrow and/or be legended and that the Common Stock be subject to restrictions, including the future forfeiture of all or a part of the shares. Performance Shares shall under no circumstances become earned or have any value whatsoever for any Participant who is not in the employ of the Company or its Subsidiaries continuously during the entire Performance Period for which such Performance Shares are granted, except as provided at Section 5.5 or Section 5.6 hereof.

       5.3 STOCK-CASH DISTRIBUTION. Each distribution determined in accordance with Section 5.2 above shall be made as soon as practicable after Performance Shares have been determined to have been earned unless the provisions of Section 5.4(a) hereof are applicable to a Participant.

       5.4(a) DEFERRAL OF RECEIPT OF PERFORMANCE SHARE EARNOUT. A Participant who has received a grant of Performance Shares may by compliance with the then applicable procedures under the Plan irrevocably elect in writing to defer receipt of all or any part of the stock-cash distribution associated with the earnout, if any, of the Performance Shares (the combination thereof hereafter referred to as the "deferred account"). The deferral shall be effective until the Participant terminates his/her employment with the Company and its Subsidiaries except as otherwise provided herein.

       The terms and conditions of such deferral, including but not limited to, the period of time for, and form of, election; the manner and method of payout; the form in which the deferred account shall be held; the interest equivalent or other payment that shall accrue upon the deferred account pending its payout; and the use and form of dividend equivalents in respect of stock units included within any deferred account, shall be as determined from time to time by the Plan Committee, which Plan Committee may change any and all of the terms and conditions at any time applicable to deferrals thereafter made.

       5.4(b) AMENDMENT OF DEFERRAL ARRANGEMENTS. The Plan Committee may, at any time and from time to time, but prospectively only except as hereinafter provided, amend, modify, change, suspend or cancel any and all of the rights, procedures, mechanics and timing parameters relating to the deferral of receipt of Performance Share earnout under the Plan as set forth at Section 5.4(a) hereof. In addition, the Plan Committee may, in its sole discretion, accelerate the payout of the deferred account, or any portion thereof, either in a lump sum or in a series of payments, but under the following conditions only:

       (i) the Federal tax statutes, regulations or interpretations are amended, modified, or otherwise changed or affected in such a manner as to adversely alter or modify the tax effect of the "deferred account" as it is comprehended under the tax law and interpretations in effect for deferred accounts as of the effective date of this Plan, or

       (ii) the deferred account holder suffers or incurs an event that would qualify for a "withdrawal" of contributions that have not been accumulated for two years without adverse consequences on the tax status of a qualified profit-sharing or stock bonus plan under the Federal tax laws applicable from time to time to such types of plans.

       5.5 NON-DISQUALIFYING TERMINATION OF EMPLOYMENT. Except for Section 5.6 hereof, the only exceptions to the requirement of continuous employment during a Performance Period for

Performance Share earnout eligibility are termination of a Participant's employment by reason of death (in which event the Performance Shares may be transferable by will or the laws of descent and distribution only to such Participant's beneficiary designated to receive the Performance Shares or to the Participant's applicable legal representatives, heirs or legatees), total and permanent disability, normal or late retirement or early retirement, with the consent of the Plan Committee, or transfer of an executive in a spin-off, with the consent of the Plan Committee, occurring during the Performance Period applicable to the subject Performance share grant. In such instance an earnout of the Performance Shares shall be made, as of the end of the Performance Period, and 100% of the total Performance Shares that would have been earned during the Performance Period shall be earned and paid out; provided, however, in a spin-off situation the Plan Committee may set additional conditions, such as, without limiting the generality of the foregoing, continuous employment with the spin-off entity. If a Participant's termination of employment does not meet the criteria set forth above, but the Participant had at least 15 years of continuous employment with the Company or a Subsidiary or any combination thereof, provided that if the person is not an Executive Officer (as defined under the Exchange Act) of the Company at time of termination such 15 years need not be continuous, the Plan Committee may allow earn-outs of up to 100% of the total Performance Shares for the Performance Period(s) in which the termination of employment occurred, subject to any conditions that the Plan Committee shall determine.

       5.6 CHANGE IN CONTROL. In the event of a Change in Control, all outstanding Performance Shares granted under the Plan shall be proratably payable ten days after the Change in Control. The amount of Performance Shares payable shall be determined by multiplying 100% of each Performance Share grant by a fraction, the numerator of which shall be the number of months that have elapsed in the applicable Performance Period and the denominator of which shall be the total number of months in the Performance Period.

                                      ARTICLE VI
                                    STOCK OPTIONS

       6.1 NON-QUALIFIED OPTION. Non-Qualified Options granted under the Plan are not intended to be Incentive Stock Options under the provisions of Section 422 of the Code. The Non-Qualified Options shall be evidenced by Non-Qualified Option agreements in such form and not inconsistent with the Plan as the Plan Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares and shall, but without limitation, contain in substance the following terms and conditions:

       (a) OPTION PERIOD. Each option granted shall expire and all rights to purchase shares thereunder shall cease ten years after the Date of Grant of the Stock Option or on such date prior thereto as may be fixed by the Plan Committee, or on such other date as is provided by this Plan in the event of termination of employment, death or reorganization. No option shall permit the purchase of any shares thereunder during the first year after the Date of Grant of such option, except as provided in Section 6.3 hereof or as otherwise determined by the Plan Committee.

       (b) TRANSFERABILITY AND TERMINATION OF OPTIONS. During the lifetime of an individual to whom an option is granted, the option may be exercised only by such individual and only while such individual is an employee of the Company or a Subsidiary and only if the Participant has been continuously so employed by any one or combination thereof since the Date of Grant of the option, provided, however, that if the employment of such Participant by the Company or a Subsidiary Corporation terminates, the option may additionally be exercised as follows, or in any other manner provided by the Plan Committee, but in no event later than ten years after the Date of Grant of the Stock Option, except as set forth in (ii) below:

              (i) if a Participant's termination of employment occurs by reason of normal or late retirement under any retirement plan of the Company or its Subsidiaries, such Participant's Stock Options may be exercised within five years after the date of such termination of employment. If a Participant's termination of employment occurs by reason of early retirement under any retirement plan of the Company or its Subsidiaries, or by reason of the transfer of a Participant in a spin-off, or by reason of total and permanent disability, as determined by the Plan Committee, without retirement, then such Participant's Stock Options shall be exercisable for a period of up to five years after the date of such termination of employment if the Plan Committee consents to such an extension. During the extension period, the right to exercise options, if any, accruing in installments, shall continue; provided, however, that the Plan Committee may set additional conditions, such as, without limiting the generality of the foregoing, an agreement to not provide services to a competitor of the Company and its Subsidiaries and/or continuous employment with a spin-off entity.

              (ii) if a Participant's termination of employment occurs by reason of death, then within five years after the date of death or the life of the option, whichever is less, but in no event less than one year after the date of death, during which time installments shall continue to accrue.

              (iii) if a Participant's termination of employment occurs for any reason other than as specified in Section 6.1(b)(i) or (ii) hereof, the Participant has been continuously employed by the Company or a Subsidiary or any combination for more than 15 years, provided that if the person is not an Executive Officer (as defined under the Exchange Act) of the Company at the time of termination such 15 years need not be continuous, and if the Plan Committee so approves, then within a period of up to five years after the date of termination of employment. During the extension period, the right to exercise options, if any, accruing in installments shall continue; provided, however, the Plan Committee may set additional conditions.

              (iv) if a Participant's termination of employment occurs for any reason other than as specified in Section 6.1(b)(i) or (ii) hereof, the Plan Committee has not approved an extension and Participant's termination of employment is not occasioned by the commission of a dishonest or other illegal act, then, but only with respect to installments that have as of the date of termination already accrued, within ninety days after the date of such termination of employment except in the case of Participants who would at the time be subject to the provisions of Section 16(b) of the Exchange Act, in which instance the period of exercise shall be two hundred ten days after termination. Those Participants terminated because of the commission of a dishonest or other illegal act shall have no additional period after termination of employment in which to exercise their options. Absence on a leave of absence approved by the Plan Committee shall not be deemed a termination or interruption of continuous employment for the purposes of the Plan.

              (v) Rights accruing to a Participant under Sections 6.1(b)(i), 6.1(b)(iii) and 6.1(b)(iv) may, upon the death of a Participant subsequent to his/her termination of employment, be exercised by his/her duly designated beneficiary or otherwise by his/her applicable legal representatives, heirs or legatees to the extent vested in and unexercised or perfected by the Participant at the date of his/her death.

              No option shall be assignable or transferable by the individual to whom it is granted, except that it may be transferable (X) by assignment by the Participant to the extent provided in the applicable option agreement, or (Y) by will or the laws of descent and distribution in accordance with the provisions of this Plan. An option transferred after the death of the Participant to whom it is granted may only be exercised by such individual's beneficiary designated to exercise the option or otherwise by his/her applicable legal representatives, heirs or legatees, and only within the specific time period set forth above and only to the extent vested in and unexercised by the Participant at the date of his/her death, except as provided in Section 6.1(b)(ii).

              In no event, whether by the Participant directly or by his/her proper assignee or beneficiary or other representative, shall any option be exercisable at any time after its expiration date as stated in the option agreement, except as provided in Section 6.1(b)(ii). When an option is no longer exercisable it shall be deemed for all purposes and without further act to have lapsed and terminated. The Plan Committee may in its sole discretion, but shall not be required to, determine, solely for the purposes of the Plan, that a Participant is permanently and totally disabled, and the acts and decisions of the Plan Committee made in good faith in relation to any such determination shall be conclusive upon all persons and interests affected thereby.

       (c) EXERCISE OF OPTIONS. An individual entitled to exercise an option may, subject to its terms and conditions and the terms and conditions of the Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal office of written notice of exercise, specifying the number of whole shares with respect to which the option is being exercised. Before shares may be issued, payment must be made in full, in legal United States tender, in the amount of the purchase price of the shares to be purchased at the time and any amounts for withholding as provided in Section 11.9 hereof; provided, however, in lieu of paying for the exercise price in cash as described above, the individual may pay (subject to such conditions and procedures as the Plan Committee may establish) all or part of such exercise price by delivering or tendering owned and unencumbered shares of Common Stock acceptable to the Plan Committee and having a Fair Market Value on the date of exercise of the option equal to or less than the exercise price of the options exercised, with cash, as set forth above, for the remainder, if any, of the purchase price; provided, further, that the Plan Committee may permit a Participant to elect to pay the exercise price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. Subject to rules established by the Plan Committee, the withholdings required by Section 11.9 hereof may be satisfied by the Company withholding shares of Common Stock issued on exercise that have a Fair Market Value on the date of exercise of the option equal to or less than the withholding required by Section 11.9 hereof.

       6.2 INCENTIVE STOCK OPTION. Incentive Stock Options granted under the Plan are intended to be incentive stock options under Section 422 of the Code, and the Plan shall be administered, except with respect to the right to exercise options after termination of employment, to qualify Incentive Stock Options issued hereunder as incentive stock options under Section 422 of the Code. An Incentive Stock Option shall not be granted to an employee who owns, or is deemed under Section 424(d) of the Code to own, stock of the Company (or of any parent or Subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein. The aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all incentive stock option plans of the Company or any parent or Subsidiary of the Company) shall not exceed $100,000. The Incentive Stock Options shall be evidenced by Incentive Stock Option Agreements in such form and not inconsistent with the Plan as the Plan Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares.

       The terms and conditions set forth in Sections 6.1(a) through (c) hereof shall apply to an Incentive Stock Option; provided that, in the event Section 6.1(b)(i) hereof is applicable, all installments shall become immediately exercisable.

       6.3  CHANGE IN CONTROL.  In the event of a Change in Control:

       (a) Without any action by the Plan Committee or the Board, each Stock Option granted under the Plan that has not been previously exercised or otherwise lapsed and terminated shall become immediately exercisable in full.

       (b) The Plan Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to each share of Common Stock subject to a Stock Option, cash in an amount equal to the excess of the Fair Market Value of a share of Common Stock immediately prior to such Change in Control over the exercise price of such share.

       (c) The cash payment described in Section 6.3(b) shall be made promptly following the effective date of such Change in Control. Upon a determination by the Plan Committee in accordance with
              Section 6.3(b), each Stock Option with respect to which a cash payment is to be made shall terminate, and the Participant holding such Stock Option shall have no further rights thereunder except the right to receive such cash payment.

                                     ARTICLE VII
                                   RESTRICTED STOCK

       7.1 RESTRICTION PERIOD TO BE ESTABLISHED BY THE PLAN COMMITTEE. At the time a Restricted Stock Award is made, the Plan Committee shall establish a period of time (the "Restriction Period") applicable to such Award, which shall be not less than three years. Each Restricted Stock Award may have a different Restriction Period, at the discretion of the Plan Committee. Except as permitted or pursuant to Sections 7.4, 7.5 or 11.8 hereof, the Restriction Period applicable to a particular Restricted Stock Award shall not be changed.

       7.2 OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to enjoy all shareholder rights during the Restriction Period with the exception that:

       (i) The Holder shall not be entitled to delivery of the stock certificate until the Restriction Period shall have expired.

       (ii) The Company may either issue shares subject to such restrictive legends and/or stop-transfer instructions as it deems appropriate or provide for retention of custody of the Common Stock during the Restriction Period.

       (iii) The Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Common Stock during the Restriction Period.

       (iv) A breach of the terms and conditions established by the Plan Committee pursuant to the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award, and any dividends withheld thereon.

       (v) Dividends payable in cash or in shares of stock or otherwise may be either currently paid or withheld by the Company for the Holder's account. At the discretion of the Plan Committee, interest may be paid on the amount of cash dividends withheld, including cash dividends on stock dividends, at a rate and subject to such terms as determined by the Plan Committee.

Provided, however, and the provisions of Section 7.4 to the contrary notwithstanding, in lieu of the foregoing, the Plan Committee may provide that no shares of Common Stock be issued until the Restriction Period is over and further provide that the shares of Common Stock issued after the Restriction Period has been completed, be issued in escrow and/or be legended and that the Common Stock be subject to restrictions including the forfeiture of all or a part of the shares.

       7.3 PAYMENT FOR RESTRICTED STOCK. A Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, unless the Plan Committee requires payment for such stock in the Restricted Stock Award.

       7.4 FORFEITURE PROVISIONS. Subject to Section 7.5, in the event a Holder terminates employment during a Restriction Period, a Restricted Stock Award will be forfeited; provided, however, when the Plan Committee issues the Restricted Stock Award, it may provide in the Restricted Stock Award agreement for proration or full payout in the event of (i) a termination of employment because of normal or late retirement, (ii) with the consent of the Plan Committee, early retirement or spin-off, (iii) death, (iv) total and permanent disability, as determined by the Plan Committee, or (v) with the consent of the Plan Committee, termination of employment after 15 years of continuous employment with the Company or a Subsidiary or any combination thereof, provided that if the person is not an Executive Officer (as defined under the Exchange
Act) of the Company at the time of termination such 15 years need not be continuous, all subject to any other conditions the Plan Committee may determine.

       7.5 CHANGE IN CONTROL. In the event of a Change in Control, all outstanding Restricted Stock Awards granted under the Plan will be proratably payable ten days after the Change in Control. The amount of Common Stock payable shall be determined by multiplying each Restricted Stock Award granted by a fraction, the numerator of which shall be the number of months that have elapsed in the applicable Restriction Period and the denominator of which shall be the number of months in the Restriction Period.

                                     ARTICLE VIII
                  SHARES OF STOCK SUBJECT TO THE PLAN; MAXIMUM AWARD

       8.1 SHARES AVAILABLE; PERFORMANCE SHARE AND RESTRICTED STOCK AWARD LIMITATION. The total number of shares available for issuance under all Awards pursuant to the Plan shall not exceed in the aggregate 22,000,000 shares of Common Stock, subject to adjustment as provided in Section

8.3 hereof; provided, however, that no more than 10% of all shares of Common Stock subject to this Plan may be issued in the aggregate pursuant to Performance Share or Restricted Stock Awards. Such shares may be authorized and unissued shares, or may be treasury shares held by the Company or may be shares purchased or held by the Company or a Subsidiary for purposes of the Plan, or any combination thereof.

       8.2 SHARES AGAIN AVAILABLE. Shares covered by granted Performance Shares which are not earned pursuant to any of the provisions of Article V hereof, or Stock Options, Performance Shares or Restricted Stock Awards which are forfeited for any reason or are not distributed or are covered by options that lapse or are cancelled before exercise, shall (unless the Plan shall have been terminated) again be available in the same relative amounts for other Award grants under the Plan. If, in accordance with the Plan, a Participant uses shares of Common Stock to pay a purchase or exercise price or satisfy tax withholdings, such shares may again be used for an Award under the Plan.

       8.3 RELEVANT CHANGE ADJUSTMENTS. Appropriate adjustments in the number of shares and in the option price per share as authorized herein may be made by the Plan Committee, in its discretion (except as provided in Section 11.8 hereof), to give effect to adjustments made in the number of shares of Common Stock through a merger, consolidation, recapitalization, reclassification, combination, spin-off, common stock dividend, stock split or other relevant change.

       8.4 MAXIMUM AWARD. During any Plan Year, no Participant may receive Awards that, in the aggregate, could result in that Participant receiving, earning or acquiring more than 2,000,000 shares of Common Stock, subject to the adjustments described in Section 8.3.

                                      ARTICLE IX
                              ADMINISTRATION OF THE PLAN

       9.1 The Plan will be administered by a committee of two or more members of the Board appointed from time to time by the Board.

       9.2 The Plan Committee shall have and exercise all of the powers and responsibilities granted expressly or by implication to it by the provisions of the Plan. Subject to and as limited by such provisions, the Plan Committee may from time to time enact, amend and rescind such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate or convenient.

       9.3 All questions arising under the Plan, any Incentive Stock Option, Non-Qualified Stock Option, Performance Share or Restricted Stock Award agreement, or any rule, regulation or procedure adopted by the Plan Committee shall be determined by the Plan Committee, and its determination thereof shall be conclusive and binding upon all parties.

       9.4 Any action required or permitted to be taken by the Plan Committee under the Plan shall require the affirmative vote of a majority of a quorum of the members of the Plan Committee.

A majority of all members of the Plan Committee shall constitute a "quorum" for Plan Committee business. The Plan Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all members of the Plan Committee, and any such written determination shall be as fully effective as a majority vote of a quorum at a meeting.

       9.5 The Plan Committee may delegate all or any part of its authority under the Plan to a subcommittee of directors and/or officers of the Company for purposes of determining and administering Awards granted to persons who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

                                      ARTICLE X
                                 REDUCTION IN AWARDS

       10.1 Anything in this Plan to the contrary notwithstanding, the provisions of this Article X shall apply to a Participant if Ernst & Young determines that each of (a) and (b) below are applicable.

       (a) Payments or distributions hereunder, determined without application of this Article X, either alone or together with other payments in the nature of compensation to the Participant which are contingent on a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, or otherwise (but after any elimination or reduction of such payments under the terms of the Company's Income Continuance Policy Statement or SMG Income Continuance Policy Statement), would result in any portion of the payments hereunder being subject to an excise tax on excess parachute payments imposed under Section 4999 of the Code.

       (b) The excise tax imposed on the Participant under Section 4999 of the Code on excess parachute payments, from whatever source, would result in a lesser net aggregate present value of payments and distributions to the Participant (after subtraction of the excise tax) than if payments and distributions to the Participant were reduced to the maximum amount that could be made without incurring the excise tax.

       10.2 Under this Article X the payments and distributions under this Plan shall be reduced (but not below zero) so that the present value of such payments and distributions shall equal the Reduced Amount. The "Reduced Amount" (which may be zero) shall be an amount expressed in present value which maximizes the aggregate present value of payments and distributions under this Plan which can be made without causing any such payment to be subject to the excise tax under
Section 4999 of the Code.  The determinations and reductions under this Section
10.2 shall be made after eliminations or reductions, if any, have been made under the Company's Income Continuance Policy Statement or SMG Income Continuance Policy Statement.

       10.3 If Ernst & Young determines that this Article X is applicable to a Participant, it shall so advise the Plan Committee in writing. The Plan Committee shall then promptly give the


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Participant notice to that effect together with a copy of the detailed calculation supporting such determination which shall include a statement of the Reduced Amount. The Participant may then elect, in his/her sole discretion, which and how much of the Stock Options, Restricted Stock Awards and/or Performance Shares otherwise awarded under this Plan shall be eliminated or reduced (as long as after such election the aggregate present value of the remaining Stock Options, Restricted Stock Awards and/or Performance Shares under this Plan equals the Reduced Amount), and shall advise the Plan Committee in writing of his/her election within ten days of his/her receipt of notice. If no such election is made by the Participant within such ten-day period, the Plan Committee may elect which and how much of the Stock Options, Restricted Stock Awards, and/or Performance Shares shall be eliminated or reduced (as long as after such election their aggregate present value equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this
Article X, present value shall be determined in accordance with Section 280G of the Code. All the foregoing determinations made by Ernst & Young under this
Article X shall be made as promptly as practicable after it is determined that excess parachute payments (as defined in Section 280G of the Code) will be made to the Participant if an elimination or reduction is not made. As promptly as practicable following the election hereunder, the Company shall provide to or for the benefit of the Participant such amounts and shares as are then due to the Participant under this Plan and shall promptly provide to or for the benefit of the Participant in the future such amounts and shares as become due to the Participant under this Plan.

       10.4 As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by Ernst & Young hereunder, it is possible that payments or distributions under this Plan will have been made which should not have been made ("Overpayment") or that additional payments or distributions which will have not been made could have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that Ernst & Young, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which Ernst & Young believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Participant which the Participant shall repay together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant if and to the extent such payment would not reduce the amount which is subject to the excise tax under Section 4999 of the Code. In the event that Ernst & Young, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

       10.5 In making its determination under this Article X, the value of any non-cash benefit shall be determined by Ernst & Young in accordance with the principles of Section 280G(d)(3) of the Code.

       10.6 All determinations made by Ernst & Young under this Article X shall be binding upon the Company, the Plan Committee and the Participant.


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                                      ARTICLE XI
                                  GENERAL PROVISIONS

       11.1 AMENDMENT OR TERMINATION OF PLAN. The Board may at any time amend, suspend, discontinue or terminate the Plan (including the making of any necessary enabling, conforming and procedural amendments to the Plan to authorize and implement the granting of qualified Stock Options or other income tax preferred stock options which may be authorized by enactment of the United States Congress and/or the Internal Revenue Service subsequent to the effective date of this Plan); provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Company, increase the total number of shares of Common Stock which may be made subject to the Plan, except as provided at Section 8.3 hereof. No action taken pursuant to this Section
11.1 of the Plan shall, without the consent of the Participant, alter or impair any Awards which have been previously granted to a Participant.

       11.2 NON-ALIENATION OF RIGHTS AND BENEFITS. Except as expressly provided herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder (other than as expressly provided herein), then such right or benefit shall, in the sole discretion of the Plan Committee, cease and in such event the Company may hold or apply the same or any or no part thereof for the benefit of the Participant or beneficiary, his/her spouse, children or other dependents or any of them in any such manner and in such proportion as the Plan Committee in its sole discretion may deem proper.

       11.3 NO RIGHTS AS SHAREHOLDER. The granting of Performance Shares and/or Stock Options and/or Restricted Stock Awards under the Plan shall not entitle a Participant or any other person succeeding to his/her rights, to any dividend, voting or other right as a shareholder of the Company unless and until the issuance of a stock certificate to the Participant or such other person pursuant to the provisions of the Plan and then only subsequent to the date of issuance thereof.

       11.4 LIMITATION OF LIABILITY OR OBLIGATION OF THE COMPANY. As illustrative only of the limitations of liability or obligation of the Company and not intended to be exhaustive thereof, nothing in the Plan shall be construed:

       (a) to give any employee of the Company any right to be granted any Award other than at the sole discretion of the Plan Committee;

       (b) to give any Participant any rights whatsoever with respect to shares of Common Stock except as specifically provided in the Plan;

       (c) to limit in any way the right of the Company or any Subsidiary to terminate, change or modify, with or without cause, the employment of any Participant at any time; or


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

       (d) to be evidence of any agreement or understanding, express or implied, that the Company or any Subsidiary will employ any Participant in any particular position at any particular rate of compensation or for any particular period of time.

Payments and other benefits received by a Participant under an Award shall not be deemed part of a Participant's regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

       11.5 GOVERNMENT REGULATIONS. Notwithstanding any other provisions of the Plan seemingly to the contrary, the obligation of the Company with respect to Awards granted under the Plan shall at all times be subject to any and all applicable laws, rules, and regulations and such approvals by any government agencies as may be required or deemed by the Board or Plan Committee as reasonably necessary or appropriate for the protection of the Company.

       In connection with any sale, issuance or transfer hereunder, the Participant acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel of the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

       11.6 NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings, profit sharing or stock purchase plan, insurance, death and disability benefits, and executive short term incentive plans.

       11.7 EFFECTIVE DATE. Subject to the approval of this restated Plan by the holders of a majority of the voting power of the shares present and entitled to vote at the Company's Annual Meeting of Shareholders to be held May 19, 1999 and any necessary approval being obtained from any department, board or agency of the United States or states having jurisdiction, the Plan shall be effective as of May 19, 1999.

       11.8 REORGANIZATION. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Company (for purposes hereof any such


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

occurrence being referred to as an "Event"), the Plan Committee or a comparable committee of any corporation assuming the obligations of the Company hereunder, shall either:

       (a) make appropriate provision for the protection of any outstanding Performance Shares, Stock Options and Restricted Stock Awards granted thereunder by the substitution on an equitable basis of appropriate stock or options of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock. Stock to be issued pursuant to such Performance Shares shall be limited so that the excess of the aggregate fair market value of the shares subject to the Performance Shares immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such Performance Shares immediately before such substitution over the purchase price thereof; or

       (b) upon written notice to the Participant, declare that all Performance Shares granted to the Participant are deemed earned, that the Restriction Period of all Restricted Stock Awards has been eliminated and that all outstanding Stock Options shall accelerate and become exercisable in full but that all outstanding Stock Options, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate. In connection with any declaration pursuant to this Section 11.8(b), the Plan Committee may, but shall not be obligated to, cause a cash payment to be made to each Participant who holds a Stock Option that is terminated in an amount equal to the product obtained by multiplying (x) the amount (if any) by which the Event Proceeds Per Share (as hereinafter defined) exceeds the exercise price per share covered by such Stock Option times (y) the number of shares of Common Stock covered by such Stock Option. For purposes of this Section 11.8(b), "Event Proceeds Per Share" shall mean the cash plus the fair market value, as determined in good faith by the Plan Committee, of the non-cash consideration to be received per share by the shareholders of the Company upon the occurrence of the Event.

       11.9 WITHHOLDING TAXES, ETC. All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in Common Stock, the Participant or other recipient may, as a condition precedent to the delivery of Common Stock, be required to pay to his/her participating employer the excess, if any, of the amount of required withholding over the withholdings, if any, from any distributions in cash under the Plan. No distribution under the Plan shall be made in fractional shares of Common Stock, but the proportional market value thereof shall be paid in cash.

       11.10 GENERAL RESTRICTION. Each Award shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such option and/or right upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Award or the issue or purchase of shares respectively thereunder, such Award may not be exercised in whole or in part unless such listing,


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

registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

       11.11 USE OF PROCEEDS. The proceeds derived from the sale of the stock pursuant to Stock Options or Restricted Stock Awards granted under the Plan shall constitute general funds of the Company.

       11.12 PRIOR PLANS. Notwithstanding the adoption of this Plan by the Board and approval of this Plan by the Company's shareholders as provided in
Section 11.7 hereof, the Company's Executive Long Term Incentive Plan of 1981 and the Director Stock Option Plan of 1995, as the same have been amended from time to time (the "Prior Plans"), shall remain in effect, and all grants and awards heretofore made under the Prior Plans shall be governed by the terms of the Prior Plans. The Plan Committee shall not, however, make any additional grants of performance shares, restricted stock or stock option awards pursuant to the Prior Plans.

       11.13 DURATION OF PLAN. This Plan shall remain in effect until all shares of Common Stock subject to the Plan are distributed or this Plan is terminated under Section 11.1 hereof.

       11.14 SEVERABILITY. In the event any provision of this Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

       11.15 GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Minnesota and construed accordingly.

       11.16 HEADINGS. The headings of the Articles and their subparts in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article or subpart to which it refers.


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